UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EAT DRINK PLAY WATCH®

2022

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Thursday, June 16, 2022, 8:30 a.m., Central Daylight Time

Virtual Meeting, for details visit www.meetnow.global/MMVDA2Y

May 4, 2022

To Our Shareholders:

On behalf of the Board of Directors, it is our pleasure to cordially invite you to participate in the 2022 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) on June 16, 2022, at 8:30 a.m. Central Daylight Time. The Annual Meeting will be conducted solely online via live webcast. You will be able to listen to the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. You may access the Annual Meeting by visiting www.meetnow.global/MMVDA2Y on the meeting date at the time described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please check in early to ensure that you can access the Annual Meeting on your computer or other electronic device. You will find information regarding the matters expected to be addressed at the Annual Meeting described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. There is no physical location for the Annual Meeting.

Your vote is important to us. While we invite you to listen online to the meeting and exercise your right to vote your shares online during the meeting, we recognize that many of you may not be able to listen or may choose not to do so. Whether or not you plan to listen, we respectfully request you vote as soon as possible over the internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. We encourage you to vote by internet. Your vote will mean that you are represented at the Annual Meeting of Shareholders regardless of whether you participate online during the meeting. You may also request a paper copy of the proxy card to submit your vote if you prefer. If you have voted by internet, by mail or by telephone and later decide to attend the Annual Meeting virtually, you may do so and vote during the Annual Meeting.

Thank you for being a shareholder and we look forward to seeing you at the meeting.

Sincerely,

Kevin M. Sheehan

Chair of the Board and Interim CEO

DAVE & BUSTER’S ENTERTAINMENT, INC. 1221 S. Belt Line Road, #500 Coppell, Texas 75019

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) will be held virtually at the noted time and at the webpage noted below for the following purposes:

When:	8:30 a.m.
Central Daylight Time
Thursday
June 16, 2022

Where:	The Annual Meeting will be held virtually.

Webpage:	www.meetnow.global/MMVDA2Y

Who Can Vote:

Only shareholders of record at the close of business on April 22, 2022, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Items of Business:

•

To elect the seven (7) directors named in the Proxy Statement, each to serve for one year or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2023.

•	To cast an advisory vote on executive compensation.

•	To cast an advisory vote on the frequency of future advisory votes on executive compensation.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on May 4, 2022, we sent a Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting, together with instructions on how to access our proxy materials over the Internet and how to vote.

By Order of the Board of Directors

Robert W. Edmund

General Counsel, Secretary

and SVP of Human Resources

Coppell, Texas

May 4, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2022.

The Company’s Proxy Statement and Annual Report on Form 10-K

are available at http://edocumentview.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on June 16, 2022

2022 Proxy Statement Summary

This summary highlights selected information on Dave and Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we”, “us”, “our” or the “Company”) that is provided by our Board of Directors (the “Board of Directors” or the “Board”) in more detail throughout the Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

Annual Meeting Information

Date:	Thursday June 16, 2022

Voting

Only shareholders as of the Record Date (April 22, 2022) are entitled to vote.

Participating Online during the Annual Meeting

If you are a registered shareholder (the shares are held in your name), you register by following the instructions set forth at www.meetnow.global/MMVDA2Y or in the FAQs section of this Proxy Statement (page 52).

If you are a beneficial shareholder (the shares are held in the name of your bank, brokerage firm or other nominee), you will need to obtain a “legal proxy” from the registered shareholder (your bank, brokerage firm or other nominee) to register to vote at the annual meeting and follow the instructions set forth in the FAQs section of this Proxy Statement (page 52).

Time:	8:30 a.m. Central Daylight Time
Place:	The Annual Meeting will be held virtually.
Webpage:	www.meetnow.global/MMVDA2Y
Record Date:	April 22, 2022

Vote via Internet Follow the instructions on your Notice or Proxy Card	Vote via Phone Call the number on your Notice or Proxy Card	Vote via Mail Follow the instructions on your Notice or Proxy Card	Vote Online during the Annual Meeting Register to participate in the Annual Meeting virtually and vote online

Shareholders Action

Proposals	Description	Board Voting Recommendation	Votes Required	Page Reference
1	Election of Directors	FOR each nominee	Majority	7-11

2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority	12

3	Advisory Vote on Executive Compensation	FOR	Majority	13

4	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	FOR one-year frequency	Majority	14

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Information about the Board of Directors at 2021 Fiscal Year End:

Independence, Committees and Meetings
Director	Board of Directors(3)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee

James P. Chambers	I		M		M

Hamish A. Dodds	I	M			C

Michael J. Griffith	LID	M	C	M

Patricia H. Mueller(1)	I		M	C

Atish Shah	I	C		M

Kevin M. Sheehan(2)	COB/CEO				M

Jennifer Storms	I		M	M	M

Number of Meetings in Fiscal 2021	12	8	7	5	5

I	–	Independent Director
LID	–	Lead Independent Director
CEO	–	Chief Executive Officer
COB	–	Chair of the Board
C	–	Committee Chair
M	–	Committee Member
(1)	–	Ms. Mueller is retiring from the Board at the end of her current term and will not stand for re-election.
(2)	–	As the non-independent Chair of the Board and Interim CEO, Mr. Sheehan serves only on the Finance Committee.
(3)	–	On April 18, 2022 the Board appointed Ms. Gail Mandel as director and a member of the Audit and Nominating and Corporate Governance Committees.

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Board Skills and Core Competencies of Current Board Members:

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart* below:

Our Board is also diverse in age, tenure, gender and ethnicity as noted in the charts and matrix* below:

*	Ms. Mueller is not included in the above charts and matrix below as she is leaving the Board at the end of her term in June 2022.

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Board Diversity Matrix (As of April 18, 2022)

Board Size:

Total # of Directors	7

Gender:	Male	Female	Non-Binary	Gender Undisclosed

# based on Gender Identity	5	2	–	–

# of Directors who identify in any of the categories below:

African American or Black	1	–	–	–

Alaskan Native or American Indian	–	–	–	–

Asian	1	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	3	2	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	1

Undisclosed	–

Corporate Governance Highlights:

We are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our practices are designed to provide effective oversight and management of our Company as well as meet our regulatory and NASDAQ requirements, including the following:

✓	Lead Independent Director

✓	Audit, Compensation, and Nominating and Corporate Governance Committees comprised of only Independent Directors

✓	Regular Executive Sessions of Independent Directors

✓	Diverse Board

✓	Commitment to Board Refreshment

✓	Annual Director Elections
✓	Majority Voting in Uncontested Director Elections

✓	Share Ownership Requirements for Directors and Top Officers

✓	Strong Director Attendance Record

✓	Director Overboarding Policy

✓	Mandatory Director Retirement Age

✓	Annual Board and Committee Evaluations

✓	Continued Engagement with Our Shareholders

✓	No Shareholder Rights Plan

Fiscal 2021 Business Performance Highlights:

•	Our total revenue of $1.30 billion increased 198.7% from $436.5 million in FY2020 and decreased 3.7% from $1.35 billion in FY2019.

•	Net income increased to $108.6 million, compared to a net loss of $207.0 million is FY2020 and net income of $100.3 million in FY2019.

•	Adjusted EBITDA totaled $351.7 million, compared to an Adjusted EBITDA loss of $81.3 million in FY2020 and Adjusted EBITDA of $308.2 million in FY2019.

•

We generated approximately $283.1 million in operating cash flow during FY 2021, ending the year with $25.9 million in cash and approximately $492.5 million of availability under its $500 million revolving credit facility, net $7.5 million in letters of credit.

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•

Our total long-term debt consisted of 7.625% senior secured notes maturing in 2025, totaled $440 million at January 30, 2022. As part of our ongoing capital allocation strategy, during the second half of FY 2021 the Company redeemed $110 million of its senior secured notes utilizing a redemption option in the Company’s October 2020 indenture agreement, resulting in annualized interest savings of approximately $8.4 million.

•	The Company’s net debt leverage ratio was approximately 1.2x at of the end of FY2021.

•

Our overall comparable store sales for FY2021 decreased 10.6% compared with the same period in 2019; however, our business has strengthened during the first 8 weeks of Q1 of FY2022 as comparable store sales increased 5.4% compared with the same period in FY2019.

•

Subsequent to the end of FY2021, on April 6, 2022, we announced that the Company had entered into an agreement to acquire Main Event from Ardent Leisure Group Limited and RedBird Capital Partners. Main Event is a family entertainment concept with 50 locations in the U.S., including three recently acquired The Summit locations in Colorado. The all-cash transaction represents a total enterprise value of $835 million. The transaction is expected to close later in FY2022, but specific timing for closing is subject to customary closing conditions, including approval by Ardent Leisure Group Limited stockholders and regulatory review.

Fiscal 2021 Executive Compensation Highlights and Key Practices:

•

In FY2020, we adopted a one-time Business Recovery and Transformation Plan to address the unique effects of the COVID-19 Pandemic on our business, balancing our cash liquidity needs with the need to retain key team members and incent a strong recovery. That Plan is more fully described in our 2020 Proxy Statement.

•

As our business recovered, our Compensation Committee sought to return the Company to its more typical performance-based short- and long-term incentive programs. At the time the Committee established the short-term and long-term incentive plans for FY2021, however, the Coronavirus delta variant was surging, resulting in new government restrictions on several stores’ operating hours and conditions. Some local governments imposed new mask and vaccine mandates, restricted our operating hours or limited our offerings – and these developments impacted the Company’s sales and performance in ways that were difficult to anticipate and forecast. Accordingly, the Committee paced its return to more typical performance-based plans in-line with the business’s recovery by:

o

restoring the Company’s annual cash bonus plan but bifurcating the performance period into two six-month periods. The first six-month period was based on the Company’s EBITDA performance as well as pre-established Individual Management Bonus Objectives (MBOs) that were reviewed and approved by the Compensation Committee. The second period was based on year-end EBITDA, same-store sales and total sales objectives established mid-year based on the Board’s goals for the Company’s recovery; and

o

restoring the Company’s long-term incentive plan with a mix of time-based Restricted Stock Units (RSUs) to incent retention; Market Stock Units (MSUs) tied to performance of the Company’s share price over three years; and Performance Share Units (PSUs) with a one-year performance measurement period aimed at accelerating the Company’s recovery from the Pandemic through achievement of specific EBITDA and revenue goals.

•

These plans have achieved their intended aim, and the Company’s sales and EBITDA have now recovered to and even exceed FY2019 levels. Accordingly, for FY2022, the Compensation Committee has established short-term and long-term incentive plans that are more structurally aligned to the Company’s pre-COVID practices. It has approved a short-term cash bonus plan based on the Company’s performance in achieving its annual Adjusted EBITDA, same store sales and total sales goals. It has also approved a long-term incentive plan comprised of 25% stock options, 25% RSUs, and 50% PSUs. The PSUs are based on a three-year performance period tied to achievement of Adjusted EBITDA and Enterprise Return on Invested Capital (ROIC) goals.

Dave & Buster’s Entertainment, Inc.	5	Eat Drink Play Watch®

Corporate Social Responsibility in FY 2021:

•	We remain strongly committed to improving diversity, equity and inclusion. In FY 2021, we:

o

progressed on our goals to improve representation of women and team members who are black, indigenous or people of color (BIPOC) in our corporate and field leadership each by 33% before the end of FY2025;

o	completed system-wide diversity, equity and inclusion training;

o	improved the diversity of both the membership and committee leadership of our Board of Directors;

o	emphasized our commitment to diversity and belonging throughout the year in internal and external communications, including social media;

o	achieved scores for overall engagement, diversity, inclusion, and fair treatment on our semi-annual Gallup Engagement Survey that exceeded the average for our industry and for all U.S. employers; and

o	were named to Forbes’ 2021 lists of America’s Best Large Employer, Best Employers for Diversity, and Best Employers for Women.

•	We also maintained our strong commitment to the health and safety of our customers and team members. Specifically, we:

o	installed multiple sanitation stations in all stores;

o	dedicated staffing to cleaning stores; and

o	required face masks during surges in COVID-19 case counts and required vaccinations where required by state or local law.

•	We remain committed to thoughtful environmental sustainability, social and governance (ESG) practices. To this end, we:

o	updated our executive stock ownership guidelines to focus on owned stock and time-based restricted stock units to meet guidelines;

o	adopted a recycling program at our new corporate headquarters; and

o

engaged PwC to conduct a review of our current ESG efforts and disclosures, and we have begun to implement plans based on this review to improve our ESG efforts and disclosures in FY2022 and beyond. by:

◾	reviewing PwC’s findings with the Nominating and Governance Committee of the Board; and

◾

adopting a specific ESG action plan for FY 2022 through our Corporate Responsibility Committee that calls for measuring compliance against SASB standards for restaurants and developing baseline data for greenhouse gas emissions and energy and water usage to inform long- term reduction plans.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from or vote against the nominees when you send in your proxy. Following the election of directors, the Company’s Board of Directors will be comprised of seven (7) members. Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees will serve for one year or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the shareholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the shareholders may vote for just the remaining nominees leaving a vacancy that may be filled later by the Board. Alternatively, the Board may reduce its size.

We are furnishing below certain biographical information about each of the seven (7) nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee.

James P. Chambers
DIRECTOR SINCE: 2020		AGE: 36
COMMITTEES: Compensation, and Finance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Co-Founder and Partner of Hill Path Capital, LP, a private investment firm investing in the equity and debt of public and private companies since 2016.

Leadership, Strategy, Investments, Leisure & Hospitality, Entertainment, Finance and Governance

PRIOR BUSINESS EXPERIENCE:

-  Apollo Global Management, Inc. a global alternative investment management firm:

•   Principal (2009-2016)

Leadership, Strategy, Leisure & Hospitality, Entertainment, Finance and Governance

-  Goldman Sachs & Co., Inc, a multinational investment bank and financial services company:

•   Analyst, Consumer Retail Group, Investment Banking Division (2009-2011)

Leadership, Strategy, Retail, Investment, Finance, Food & Beverage

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.		SeaWorld Entertainment, Inc.

OTHER COMPANY BOARDS:

- Prior: CEC Entertainment	Great Wolf Resorts, Inc.	Principal Maritime Tankers Corp.	Principal Chemical Carriers, LLC

EDUCATION:

- B.A. Political Science and Certificate in Markets and Management, Duke University

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Hamish A. Dodds
DIRECTOR SINCE: 2017	AGE: 65
COMMITTEES: Audit and Finance	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  President and Chief Executive Officer of Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries, from 2004-February 2017.

Leadership, Strategy, Operations, Finance, Global, Franchise, Entertainment, Gaming, Food & Beverage

PRIOR BUSINESS EXPERIENCE:

-  cbc (The Central American Bottling Corporation) (also known as CabCorp), a multi-Latin beverage company in more than 33 countries with strategic partners PepsiCo, Ambev and Beliv:

•   Chief Executive Officer (2002-2003)

•   Non-executive Director (2003-2010)

Leadership, Strategy, Board Governance, Global, Distribution, Food & Beverage

-  PepsiCo, Inc., a multinational food, snack and beverage corporation:

•   Various management and financial positions including Division President and General Manager for beverage operations across Latin America, Europe and Middle East/North Africa (1989-2002)

Accounting, Finance, Food & Beverage, Operations, Global

-  The Burton Group (now Arcadia Group) (an UK multinational retailing company) and Overseas Containers, Ltd. (an UK container shipping company):

•   Multiple management and financial positions (1982-1989)

Accounting, Finance, Consumer Goods, Retail

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.
- Past 5 years: Pier 1 Imports, Inc. (2010-2020)

OTHER POSITIONS/MEMBERSHIPS:
- Fellow Member, Chartered Management Accountants

EDUCATION:
- B.A. Business Studies, Robert Gordon University, Scotland

ACCOLADES:
- Honorary Doctorate, Business Administration, Robert Gordon University (2011)

Michael J. Griffith
DIRECTOR SINCE: 2011	AGE: 65
COMMITTEES: Audit, Compensation & Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
PRIOR BUSINESS EXPERIENCE:

-  EAT Club, Inc., the largest business-focused online lunch delivery company in the United States:

•   President and Chief Executive Officer (July 2016-March 2018)

Leadership, Strategy, Finance, Food & Beverage, Marketing, E-Commerce

-  Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher:

•   Vice Chair (March 2010-August 2016)

Leadership, Strategy, Board/Governance

-  Activision Publishing, Inc. (prior to merger with Blizzard Entertainment, Inc.), one of the world’s largest third-party video game publishers:

•   President and Chief Executive Officer (June 2005-March 2010)

Leadership, Strategy, Finance, Amusements/Gaming, Operations, Entertainment

-  The Procter & Gamble Company, a multinational consumer goods corporation:

•   Various executive positions, including President of the Global Beverage Division, Vice President and General Manager of Coffee Products, and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia (1981-2005)

Leadership, Strategy, Global, Consumer Goods, Consumer Insights/Marketing

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Central Garden & Pet Company

EDUCATION:
- B.A. Mathematics, Computational Math, and Economics, Albion College, MI	- M.B.A. Finance and Strategic Planning, University of Michigan

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Gail Mandel
DIRECTOR SINCE: 2022	AGE: 53
COMMITTEES: Audit and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITIONS:

-  Managing Director of Focused Point Ventures, LLC, a business advisory and consulting services organization since 2019.

Leadership, Strategy, Investments, and Finance

-  Executive Chair of the Board of PureStar, a provider of laundry services and linen management to the hospitality industry since March 2020 and board member since August 2019.

Leadership, Strategy, Finance, Hospitality, Governance

PRIOR BUSINESS EXPERIENCE:

-  Wyndham Worldwide:

•   President and Chief Executive Officer of Wyndham Destination Network (f/k/a Wyndham Exchange & Rentals), an operating division of Wyndham Worldwide and a provider of professionally managed, unique vacation accommodations (November 2014- June 2018)

•   Chief Operating Officer and Chief Financial Officer of Wyndham Exchange & Rentals (March-November 2014)

•   Executive Vice President, Chief Financial Officer of Wyndham Exchange & Rentals (2010-2014)

•   Senior Vice President, Financial Planning & Analysis of Wyndham Worldwide (2006-2010)

Leadership, Strategy, Finance, Investments, Operations, Global, Technology

-  Cendant Corporation, a provider of business and consumer services primarily in real estate and travel industries:

•   Various executive positions, including Senior Vice President, Chief Financial Officer and Controller of Hospitality Services Division (1993-2006)

•   Various positions of HFS (formerly Hospitality Franchise Systems, Inc. and predecessor to Cendant Corporation (1993-1997)

Leadership, Strategy, Finance, Accounting, Hospitality, Franchise

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Sabre Corporation

EDUCATION:
- B.B.A., Public Accounting, summa cum laude from Pace University	- Global Leaders Program, The Wharton School, University of Pennsylvania

ACCOLADES:
- Named one of the 30 Most Influential Women in Hospitality (2017) - Recipient of Highest Leaf Award from Women’s Venture Fund (2016)

Atish Shah
DIRECTOR SINCE: 2021		AGE: 49
COMMITTEES: Audit & Nominating and Corporate Governance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Executive Vice President, Chief Financial Officer and Treasurer of Xenia Hotels & Resorts, Inc., a NYSE-listed REIT investing in luxury and upper upscale hotels and resorts since April 2016.

Leadership, Strategy, Investments, Leisure & Hospitality, Finance and Governance

PRIOR BUSINESS EXPERIENCE:

-  Hyatt Hotels Corporation. a global hospitality company managing and franchising luxury and business hotels, resorts and vacation properties:

•   Multiple leadership positions (2009-2016), including Senior Vice President & Interim CFO (2015-2016) and Senior Vice President, Strategy, FP&A, Investor Relations (2012-2016)

Leadership, Strategy, Leisure & Hospitality, Franchising, Finance and Governance

-  Lowe Enterprises, a private real estate company managing more than $6 billion in assets.

•   Senior Vice President, Portfolio Management (2008-2009)

Leadership, Strategy, Investment, Finance

-  Hilton Hotels Corporation, a global hospitality company managing and franchising a broad portfolio of hotels and resorts.

•   Multiple investor relations, finance and e-business positions (1998-2007)

Strategy, Investment, Finance, E-Commerce, Leisure & Hospitality

-  Coopers & Lybrand, LLP (n/k/a PwC), a Big Eight public accounting firm.

•   Associate, Hospitality Consulting Practice (2008-2009)

Investment, Finance

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:

- Director, Visit Orlando

EDUCATION:

- B.S. with honors, Cornell University	- M.M. Hospitality, Cornell University	- M.B.A. – The Wharton School, University of Pennsylvania

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Kevin M. Sheehan
DIRECTOR SINCE: 2011	AGE: 68
COMMITTEES: Finance	DIRECTOR STATUS: MANAGEMENT
CURRENT POSITION:

- Chair of the Board of Dave & Buster’s Entertainment, Inc. since April 2021 and Interim CEO since October 2021 Leadership, Strategy, Board Governance, Gaming, Finance
PRIOR BUSINESS EXPERIENCE:

-  Scientific Games Corporation, a global leader in the gaming and lottery industries

•   Senior Advisor from June 2018 to September 2018 and Director until October 2018

•   President and Chief Executive Officer from August 2016 to June 2018

Leadership, Strategy, Board Governance, Gaming, Finance

-  Robert B. Willumstad School of Business, Adelphi University, a New York metropolitan area business school

•   John J. Phelan, Jr. Distinguished Visiting Professor of Business (February 2015-June 2016)

•   Distinguished Visiting Professor-Accounting, Finance and Economics (2005-2008)

Strategy, Finance, Accounting

-  NCL Corporation, Ltd, a leading global cruise line operator:

•   Chief Executive Officer (November 2008-January 2015)

•   President (August 2010-January 2015; August 2008-March 2009)

•   Chief Financial Officer (2007-2010)

Leadership, Strategy, Food & Beverage, Hospitality, Finance, Global, Consumer Insights, Marketing

-  Cerberus Capital Management LP (2006-2007), a global leader in private equity investments:

•   Consultant

Finance, Private Equity, Strategic

-  Clayton Dubilier & Rice (2005-2006), one of the oldest private equity investment firms in the world:

•   Consultant

Finance, Private Equity, Strategic

-  Cendant Corporation, a global business and consumer services provider:

•   Various executive roles, including, Chair and Chief Executive Officer of the Vehicle Services Division (including global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck PHH Fleet Management and Wright Express) (1996-2005)

Leadership, Strategy, Finance, Global, Consumer Insights, Marketing

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.	Gannett Co., Inc.
- Past 5 years: Bob Evans Farms, Inc. (2013-2017); Scientific Games Corporation (2016-2018); Navistar International Corporation (2018-2021); Hertz Global Holdings (2018-2021)

OTHER POSITIONS/MEMBERSHIPS:

- Certified Public Accountant

EDUCATION:

- B.S. Hunter College	- M.B.A. New York University Graduate School of Business

ACCOLADES:

- Named “Miami Ultimate CEO” by South Florida Business Journal (2011) - Ernst & Young Entrepreneur of the Year (2014 – Florida Region)

Dave & Buster’s Entertainment, Inc.	10	Eat Drink Play Watch®

Jennifer Storms
DIRECTOR SINCE: 2016	AGE: 50
COMMITTEES: Compensation, Finance and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Chief Marketing Officer, Entertainment and Sports for NBCUniversal, a leading global media and entertainment company developing, producing, and marketing of entertainment, news and information, since September 2020 (previously served as Chief Marketing Officer and Executive Vice President Content Strategy from March 2019-September 2020 and Chief Marketing Officer, NBC Sports Group a division of NBCUniversal from October 2015-March 2019).

Leadership, Strategy, Marketing, Consumer Insights, Global, Entertainment

PRIOR BUSINESS EXPERIENCE:

-  PepsiCo, Inc.:

•   Senior Vice President of Global Sports Marketing (2011-2015)

Leadership, Strategy, Marketing, Consumer Insights, Global, Food & Beverage

-  The Gatorade Company, Inc. (a subsidiary of PepsiCo, Inc.), a manufacturer of sports-themed beverages and food products:

•   Senior Vice President of Sports Marketing (2009-2011)

Leadership, Strategy, Marketing, Consumer Insights, Food & Beverage

-  Turner Broadcasting System/Turner Sports, a division of the American media conglomerate providing sports programing on television and digital media:

•   Multiple marketing and leadership positions, including, Senior Vice President, Sports Programming and Marketing (1995-2009)

Leadership, Strategy, Marketing, Consumer Insights

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:
- Member, KPMG Women’s Leadership Summit Advisory Council

EDUCATION:
- B.A. Northwestern University

ACCOLADES:

-  Named Cynopsis Sports Media’s Marketing Executive (2018)

-  Named to iSportsConnect’s Influential Women in the business of Sport list (2018)

-  Member, Forty Under 40 Hall of Fame, SportsBusiness Daily/Global/Journal (2009)

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023 and recommends that the shareholders vote for ratification for this appointment. KPMG has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2022 to shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for fiscal 2021 which ended on January 30, 2022 and fiscal 2020 which ended on January 31, 2021:

	Fiscal 2021	Fiscal 2020
Audit Fee(1)	$1,080	$1,326
Audit-Related Fees(2)	$—	$260
Tax Fees	—	—
Total	$1,080	$1,586

(1)

Includes fees for services for the audit of the Company’s annual financial statements, the reviews of the interim financial statements, audit of the Company’s internal control over financial reporting, assistance with Securities and Exchange Commission filings, and statutory audits of Company subsidiaries.

(2)	Includes fees charged for providing consent letters and comfort letters related to the Company’s equity issuance and debt amendments.

The Audit Committee has established a policy whereby the outside auditors are required to annually provide service- specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2021 and 2020, the Audit Committee pre-approved 100% of all services provided by KPMG and concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Securities and Exchange Commission (“SEC”) rules, we are asking you to provide an advisory, non- binding vote to approve the compensation awarded to our named executive officers, as we have described in the Executive Compensation section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to align pay to performance; to provide market-competitive pay; and to create sustained shareholder value.

We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the compensation awarded to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends an advisory vote FOR the approval of our executive compensation.

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PROPOSAL NO. 4

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by SEC rules, we are asking you to vote, on an advisory, non-binding basis, on how frequently we should present to you the advisory vote on executive compensation. SEC rules require the Company to submit to a shareholder vote at least once every six years whether advisory votes on executive compensation should be presented every one, two or three years.

After careful consideration of the frequency alternatives, the Board believes that continuing with the one-year frequency for conducting an advisory vote on executive compensation is appropriate for the Company and its shareholders at this time. Notwithstanding the outcome of this vote, as discussed in the FAQs About the Meeting and Voting section of this Proxy Statement, shareholders, at their discretion at any time, may communicate directly with the Board of Directors on various issues, including executive compensation.

Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.

We are asking you to indicate your support for one-year frequency of advisory votes on our executive compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation and that we should continue to have you vote on an advisory, non-binding basis, on a one-year frequency.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the frequency of future advisory votes on executive compensation be on a one-year basis.

This resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends an advisory vote of ONE YEAR on the frequency of future advisory votes on our executive compensation.

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DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence

Our Board of Directors currently consists of eight (8) members but will return to seven (7) members following the election of Board members at the Annual Meeting. Our Board of Directors has affirmatively determined that all of our directors standing for election other than our interim Chief Executive Officer are independent directors under our standards as well as the applicable rules of NASDAQ. In addition, our Board of Directors affirmatively determined that each member of the Audit Committee, Messrs. Dodds, Griffith, and Shah and Ms. Mandel, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act, and that each member of the Compensation Committee, Mr. Chambers, Mr. Griffith, Ms. Mueller and Ms. Storms, satisfies the independence requirements for members of a compensation committee under the applicable rules of NASDAQ.

Corporate Governance

The Board of Directors met twelve times in fiscal 2021, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

The Company invites members of the Board of Directors to attend its annual shareholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict. All directors attended the June 17, 2021 Annual Meeting of Shareholders.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/corporate-governance.

The Audit Committee, currently comprised of Messrs. Dodds, Griffith, Mandel and Shah, and chaired by Mr. Shah, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, provides oversight of our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews major accounting policies. The Audit Committee held eight meetings during fiscal 2021. The Board of Directors has determined that each of the members of the Audit Committee is qualified as a “financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

The Compensation Committee comprised of Mr. Chambers, Mr. Griffith, Ms. Mueller and Ms. Storms, and chaired by Mr. Griffith, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers and board members, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee held seven meetings during fiscal 2021. The Compensation Committee has engaged FW Cook as its independent compensation consultant. Ms. Mueller will leave the Compensation Committee at the end of her current term.

The Nominating and Corporate Governance Committee, comprised of Mr. Griffith, Ms. Mandel, Ms. Mueller, Mr. Shah and Ms. Storms, and chaired by Ms. Mueller, identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for election as its Chair, recommends the members and chair for each committee of the Board of Directors, reviews and recommends to the Board matters regarding CEO succession plans, provides oversight concerning the Company’s corporate responsibility and sustainability efforts, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee held five meetings during fiscal 2021. Ms. Mueller will leave the Nominating and Corporate Governance Committee at the end of her current term.

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The Finance Committee, comprised of Messrs. Chambers, Dodds, and Sheehan and Ms. Storms, and chaired by Mr. Dodds, assists the Board of Directors in fulfilling its financial management oversight responsibilities by assessing, overseeing and evaluating from time to time, policies and transactions affecting our financial objectives, reviewing our indebtedness, strategic planning, capital structure objectives, investment programs and policies, periodically auditing major capital expenditures, including real estate acquisitions and new store development, and working with our management and the Compensation Committee on annual operating goals. The Finance Committee met five times during fiscal 2021.

The Board’s Role in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of risk management and our process established to identify, measure, monitor, and manage risks, in particular, major financial risks. Company management annually updates the Audit Committee on enterprise risk matters. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks. The Audit Committee also has oversight of the Company’s information security matters and is provided regular comprehensive updates by Company management at least annually on the status of the Company’s information security status, including benchmarking to NIST Cybersecurity Framework standards and annual training of Company team members on cybersecurity awareness. During fiscal 2021, the Company did not report any security breaches.

Succession Planning

Our Corporate Governance Guidelines and Principles require the Board to plan for CEO succession and oversee management development. During fiscal 2021 the Board reviewed management development and succession readiness with respect to senior management positions with the Board Chair and Interim CEO, but in light of the recent transition of the CEO role, the formal assessments that typically accompany this process were deferred pending the naming of a permanent CEO. The Board also reviewed succession plans with respect to the CEO.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy requiring the roles of the Chair of the Board and Chief Executive Officer to be filled by separate persons or a policy requiring the Chair of the Board to be a non-employee director. The Board believes that it is in the best interest of the Company and its shareholders for the Board to make a determination on whether to separate or combine the roles of Chair and CEO based upon the Company’s circumstances at any particular point in time, whether the Chair role shall be held by an independent director, and if not, supported by a Lead Independent Director. Mr. Sheehan currently serves as Chair of the Board and Interim CEO, and Mr. Griffith serves as Lead Independent Director.

The Board believes that, at this time, this leadership structure serves the ability of the Board of Directors to exercise its oversight role over management by having an independent director who is not an officer or member of management serve in the role of Lead Independent Director. This structure also allows Mr. Sheehan, as Interim CEO, to focus his time and energy on leading and managing the Company’s business and operations. The Board believes that the use of regular executive sessions of the independent directors, the Board’s strong committee system, and all directors being independent except for Mr. Sheehan allow it to maintain effective oversight of management.

Director Compensation

The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry and scope of operations to ensure directors are competitively compensated for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success.

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The following table sets forth all compensation earned by our non-employee directors during fiscal 2021 for service on our Board of Directors:

DIRECTOR COMPENSATION TABLE(1)
NAME(2)(3)	FEES EARNED ($)	STOCK UNIT AWARDS ($)(4)	TOTAL ($)
James P. Chambers	$—	$131,835	$131,835
Hamish A. Dodds	$91,250	$131,835	$223,085
Michael J. Griffith	$135,508	$131,835	$267,343
Jonathan S. Halkyard(5)	$37,637	$49,555	$87,192
John C. Hockin(6)	$60,000	$131,835	$191,835
Stephen M. King(7)	$45,096	$49,555	$94,651
Patricia H. Mueller	$90,000	$131,835	$221,835
Atish Shah(8)	$70,206	$105,047	$175,253
Kevin M. Sheehan(9)	$147,088	$131,835	$278,923
Jennifer Storms	$85,000	$131,835	$216,835

(1)

Omitted from the table are option awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings, and all other compensation as none of the non-employee directors received any compensation in these categories during fiscal 2021.

(2)

Mr. Jenkins resigned from our Board of Directors on September 30, 2021 as part of his retirement as our CEO. He is omitted from the Director Compensation Table because he was an employee director. Mr. Jenkins did not receive compensation for service on our Board of Directors other than reimbursement for out-of-pocket expenses incurred in connection with the rendering of such service. Mr. Jenkins’ compensation is reflected in the Summary Compensation Table of this Proxy Statement.

(3)	Ms. Mandel is omitted from this table as she was appointed to our Board of Directors on April 18, 2022 and did not serve during fiscal 2021.

(4)

The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units awarded to Messrs. Chambers, Dodds, Griffith, Halkyard, King and Sheehan and Mss. Mueller and Storms on April 23, 2021. Messrs. Halkyard and King received 1,060 restricted stock units due to their service ending on June 16, 2021, and Mr. Shah received 2,247 restricted stock units due to his service starting on April 16, 2021. Each restricted stock unit vests one year after the award date. As of January 30, 2022, the aggregate number of shares of Company common stock underlying outstanding non-vested restricted stock units for each non-employee director (other than Messrs. Halkyard, King and Shah) was 2,820. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of restricted stock units. Units deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Messrs. Chambers, Griffith, Hockin, King and Ms. Mueller deferred 100% of their 2021 stock unit awards. Following completion of his term, Mr. King’s deferred shares were distributed in accordance with his elections; Mr. Halkyard did not have any deferred shares; and Ms. Mueller’s deferred shares will be distributed in accordance with her elections at the completion of her term.

(5)	Mr. Halkyard completed his term on June 16, 2021 and did not stand for re-election.

(6)	Mr. Hockin resigned from the Board on September 8, 2021 forfeiting 1,746 of his 2,820 units.

(7)	Mr. King completed his term on June 16, 2021 and did not stand for re-election.

(8)	Mr. Shah was appointed to the Board on April 16, 2021.

(9)

Mr. Sheehan’s compensation as a director is for his service as an independent director prior to his appointment as the Interim CEO on October 1, 2021 after which Mr. Sheehan did not receive any additional compensation for service on our Board of Directors other than reimbursement for out-of-pocket expenses incurred with rendering of such service. Mr. Sheehan’s compensation as our Interim CEO is reflected in the Summary Compensation Table of this Proxy Statement.

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Directors Outstanding Equity Awards at 2021 Fiscal Year End

NAME	Number of Securities Underlying Unvested Stock Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James P. Chambers(1)	2,820	—	—	—	—
Hamish A. Dodds(1)	2,820	—	—	—	—
Michael J. Griffith	2,820	5,203	—	$31.71	4/9/2025
		4,545	—	$39.10	4/7/2026
Patricia H. Mueller	2,820	5,004	—	$33.15	4/20/2025
		4,545	—	$39.10	4/7/2026
Atish Shah(1)	2,247	—	—	—	—
Kevin M. Sheehan(2)	2,820	5,203	—	$31.71	4/9/2025
		4,545	—	$39.10	4/7/2026
Jennifer Storms	2,820	4,224	—	$41.60	4/14/2026

(1)	Messrs. Chambers, Dodds and Shah do not hold any stock options.

(2)

Mr. Sheehan served a portion of fiscal 2021 as an independent director before his appointment as Interim CEO. His equity awards he received as a director prior to his appointment as Interim CEO are listed in this table.

In addition to reimbursement for out-of-pocket expenses incurred in connection with their Board service, our non-employee Board members receive an annual stipend, chair and committee member fees and equity grant for serving as members of our Board of Directors. The following table sets out the stipend, fees and equity grant for non-employee directors for fiscal 2022:

Fiscal 2022 Annual Director Compensation

Stipend	Equity Grant Value		Board Chair Fee		Lead Independent Director Fee	Audit Committee Chair Fee	Compensation Committee Chair Fee	Finance Committee Chair Fee	Nominating and Corporate Governance Committee Chair Fee	Non-chair Member of any standing Committee Fee
$75,000	$130,000	(1)	$50,000	(2)	$50,000	$25,000	$20,000	$20,000	$20,000	$10,000

(1)	Actual # of restricted stock units is determined based on the closing stock price of the day of grant.

(2)	Mr. Sheehan currently serves as Chair of the Board. As Interim CEO, Mr. Sheehan is considered an employee director and is not eligible to receive any fee for service as Chair of the Board.

All cash fees are paid in quarterly installments, and the equity grant is made in the first quarter of each year. The Compensation Committee reviews the compensation to non-employee directors on a biennial basis. Each of Messrs. Griffith and Sheehan participate in the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan (the “2010 Stock Incentive Plan”) and the Dave & Buster’s Entertainment, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Stock Incentive Plan”). Mr. Chambers, Mr. Dodds, Ms. Mandel, Ms. Mueller, Mr. Shah and Ms. Storms participate in the 2014 Stock Incentive Plan.

Director Stock Ownership Guidelines

The Company has a stock ownership requirement for non-employee directors to align the interests of its non- employee directors with the interests of the shareholders and to further promote the Company’s commitment to sound corporate governance. Under this requirement, a non-employee director must own shares of the Company’s

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stock with a fair market value equal to five (5) times the director’s annual cash retainer. Each non-employee director has five (5) years from the date of initial appointment or election to the Board to meet this requirement. If at time of measurement, a director is not in compliance with this guideline, the director is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.

Mr. Sheehan, as Board Chair and Interim CEO, meets the guidelines for a director as well as the guidelines for an employee. The employee guidelines are detailed under Stock Ownership Guidelines elsewhere in the Executive Compensation section of this Proxy Statement.

Policy Regarding Shareholder Recommendations for Director Candidates

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, as described below. Shareholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019 or by email at corporatesecretary@daveandbusters.com.

Shareholders may also propose director nominees by adhering to the advance notice procedure described under Shareholder Proposals elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	ability to read and understand financial statements and other financial information pertaining to the Company;

•	commitment to enhancing shareholder value; and

•	willingness to act in the long-term interest of all shareholders.

In the context of the Board’s existing composition, other requirements (such as prior CEO experience, restaurant, hospitality, gaming, sports-related marketing and branding, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity and seeks to achieve diversity of occupational, demographic and personal backgrounds on the Board but has not adopted a specific policy regarding Board diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its diversity efforts in connection with its periodic evaluation of the Board’s composition.

Current Nominations

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of all of the current directors (other than Ms. Mueller who is not standing for re-election) for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee recommended that Messrs. Chambers, Dodds, Griffith, Shah, and Sheehan and Mses. Mandel and Storms be nominated for election to the Board of Directors. The Board accepted

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the recommendations and nominated such persons. The Nominating and Corporate Governance Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Code of Business Conduct and Ethics and Whistle Blower Policy

The Code of Business Conduct and Ethics applies to our directors, officers and other employees and is available on our website at http://ir.daveandbusters.com/corporate-governance. We intend to post any material amendments or waivers of our Code of Business Conduct and Ethics that apply to our executive officers on this website. In fiscal 2021, we did not post any material amendments to or waivers of the Code of Business Conduct and Ethics on our website. In addition, our Whistle Blower Policy is available on our website at http://ir.daveandbusters.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, the members of our Compensation Committee were Mr. Chambers, Mr. Griffith, Mr. Hockin (until his resignation in September 2021), Ms. Mueller and Ms. Storms. None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

Communications with the Board of Directors

If shareholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the General Counsel, 1221 S. Belt Line Road, #500, Coppell, Texas 75019. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, and (d) all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 48,656,085 shares of our common stock outstanding as of April 6, 2022, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 6, 2022 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 6, 2022	Percent
5% Shareholders
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	6,431,150	12.88%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	5,128,377	10.27%
Hill Path Capital LP(3) 150 East 58th Street, 32nd Floor New York, NY 10155	5,018,004	10.05%
American Century Investment Management, Inc.(4) 4500 Main Street Kansas City, MO 64111	2,892,421	5.49%
Directors(5)
James P. Chambers	2,820	*
Hamish A. Dodds	20,060	*
Michael J. Griffith(6)	61,039	*
Patricia H. Mueller(7)	32,813	*
Atish Shah	2,247	*
Kevin M. Sheehan(8)	163,546	*
Jennifer Storms(9)	25,666	*
Named Executive Officers(10)		*
Scott Bowman(11)	81,838	*
Robert W. Edmund(12)	72,617	*
Brian A. Jenkins(13)	447,326	*
Margo L. Manning(14)	237,683	*
John B. Mulleady(15)	161,283	*
Michael Quartieri	8,496	*
All Executive Officers and Directors as a Group (17 Persons)(16)	1,601,368	3.21%

*	Less than 1%.

(1)

Based on information contained in Schedule 13G/A dated December 31, 2021, filed on January 27, 2022. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 6,431,150 shares of common stock and had sole voting power over 6,319,946 shares of common stock.

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(2)

Based on information contained in Schedule 13G/A dated December 31, 2021, filed on February 9, 2022. The Schedule 13G/ A reported that The Vanguard Group owned and had sole dispositive power over 5,038,033 shares of common stock, sole voting power over no shares of common stock, shared voting power over 56,386 shares of common stock and shared dispositive power over 90,344 shares of common stock.

(3)

Based on information contained in Schedule 13D/A dated December 14, 2021, filed on December 15, 2021. The Schedule 13D/A reported that Hill Path Capital Partners LP (“HPCP”), Hill Path Capital Partners II LP (“HCCP-II”), Hill Path Capital Co-Investment Partners LP (“HPCCP”), Hill Path Capital Partners GP LLC, Hill Path Capital Partners II GP LLC, Hill Path Investment Holdings LLC, Hill Path Investment Holdings II LLC, Hill Path Capital LP, Hill Path Holdings LLC, and Scott I. Ross are collectively the “HP Reporting Persons” thereunder. The HP Reporting Persons owned and had sole voting and dispositive power over 5,018,004 shares of common stock, including 2,095,246 shares of common stock held directly by HPCP, 2,869,527 shares of common stock held directly by HPCP-II, and 53,231 shares of common stock held by HPCCP, and no shared voting or dispositive power over shares of common stock.

(4)

Based on information contained in Schedule 13G dated December 31, 2021, filed on February 4, 2022. The Schedule 13G reported that American Century Investment Management, Inc., owned and had sole dispositive power over 2,892,421 and sole voting power over 2,833,375 shares of common stock.

(5)	Ms. Gail Mandel was appointed to the Board on April 18, 2022 after the “as of” date of the above table.

(6)

Shares reflected in the table include 31,023 shares owned by Mr. Griffith and 17,948 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 9,748 shares issuable pursuant to outstanding stock options held by Mr. Griffith, all of which are fully vested.

(7)	Shares reflected in the table include 9,549 shares issuable pursuant to outstanding stock options held by Ms. Mueller, all of which are fully vested.

(8)	Shares reflected in the table include 9,748 shares issuable pursuant to outstanding stock options held by Mr. Sheehan, all of which are fully vested.

(9)	Shares reflected in the table include 4,224 shares issuable pursuant to outstanding stock options held by Ms. Storms, all of which are fully vested

(10)	In addition to Mr. Sheehan who also serves as a director.

(11)

Shares reflected in the table include 11,708 shares issuable pursuant to outstanding stock options held by Mr. Bowman as of December 8, 2021, his last day with the Company, that would have been exercisable within 60 days of April 6, 2022 had he remained employed with the Company through such date.

(12)	Shares reflected in the table include 11,316 shares issuable pursuant to outstanding stock options held by Mr. Edmund that are exercisable within 60 days of April 6, 2022.

(13)

Shares reflected in the table include 185,739 shares issuable pursuant to outstanding stock options held by Mr. Jenkins as of November 30, 2021, his last day with the Company, that would have been exercisable within 60 days of April 6, 2022 had he remained employed with the Company through such date.

(14)	Shares reflected in the table include 98,848 shares issuable pursuant to outstanding stock options held by Ms. Manning that are exercisable within 60 days of April 6, 2022.

(15)	Shares reflected in the table include 94,554 shares issuable pursuant to outstanding stock options held by Mr. Mulleady that are exercisable within 60 days of April 6, 2022.

(16)

Shares reflected in the table include a total of 555,318 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 6, 2022.

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EXECUTIVE OFFICERS

We are furnishing below certain biographical information about our executive officers.

Kevin Bachus	Brandon Coleman III
Dave & Buster’s Since: 2012	Dave & Buster’s Since: 2020
Age: 54	Age: 39
Food & Beverage Experience: 9 yrs	Food & Beverage Experience: 15 yrs
Entertainment Experience: 24 yrs	Entertainment Experience: 2 yrs

Current Position:	Current Position:
– Senior Vice President of Entertainment and Games Strategy since November 2012.	– Senior Vice President and Chief Marketing Officer since February 2020.

Prior Business Experience:	Prior Business Experience:

–  Bebo, Inc., an international social networking site:

•  Chief Product Officer (2010-2012)

–  IMO Entertainment, a social networking services company:

•  EVP and Chief Product Officer (2009-2010)

–  Virrata Games, Inc./Play Day TV, an on-demand tv channel offering family-friendly video games:

•  SVP and Chief Architect (2008-2009)

–  Uprising Studios, a software gaming company:

•  CEO (2006-2008)

–  Nival Interactive, Inc., a European video game developer:

•  CEO (2005-2006)

–  Infinium Labs, Inc., a web technology company:

•  CEO and President (2004-2005)

–  Capital Entertainment Group, Inc., an innovative development “incubation” company:

•  VP of Publishing (2001-2003)

–  Microsoft Corporation, a multinational technology company:

•  Director of Third-Party Relations-Xbox (1999-2001)

•  Group Product Manager-DirectX (1997-1999)

–  Del Frisco’s Restaurant Group, an American multi-brand restaurant company focused on steaks:

•  Various positions, including President of Del Frisco’s Grille (Aug 2017-Nov 2019) and CMO (Dec 2016-Oct 2017)

–  Brava Partners, a consulting group focused on brand strategies and planning:

•  CEO and Management Consultant (Jul 2013-Dec 2016)

–  Snapfinger, Inc., a start-up company focused on mobile app food ordering:

•  CMO (2013)

–  Romano’s Macaroni Grill, an American casual dining brand:

•  CMO (2010-2013)

–  Restaurants Unlimited, Inc., a multi-concept restaurant co.:

•  VP of Marketing (2009-2010)

–  Carino’s Italian Grill, a multi-national Italian casual dining brand:

•  Director of Marketing (2006-2008)

Education: – B.A. Cinema/Television Production, University of Southern California	Education: – B.B.A. Marketing, Texas A&M University

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Robert W. Edmund	JP Hurtado
Dave & Buster’s Since: 2018	Dave & Buster’s Since: 2018
Age: 48	Age: 45
Food & Beverage Experience: 4 yrs	Food & Beverage Experience: 18 yrs
Entertainment Experience: 4 yrs	Entertainment Experience: 18 yrs

Current Position:	Current Position:
– General Counsel, Secretary and SVP of Human Resources since October 2018.	– Senior Vice President and Chief Technology & Innovation Officer since February 2021.

Prior Business Experience:	Prior Business Experience:

–  KForce Inc., a publicly traded professional staffing and solutions firm focused on technology and accounting & financial services:

•  Various positions, including Chief Talent, Legal & Risk Officer (Feb 2014-Oct 2018)

–  PetSmart, Inc., a leading pet animal products and services retail chain:

•  Various positions, including VP, Legal – Business Operations (2009-Feb 2014)

–  Ohio Business Roundtable, an independent, non-partisan organization of Ohio-based CEOs focused on bettering Ohio’s business climate:

•  Director of Policy and General Counsel (2008-2009)

–  Porter Wright Morris & Arthur LLP., a multi-state full- service law firm:

•  Various positions, including Partner (2004-2008)

–  Dave & Buster’s Entertainment, Inc.:

•  SVP and CIO (May 2019-February 2021)

•  VP and CIO (May 2018-May 2019)

–  Royal Caribbean Cruises, Ltd., a leading global cruise line operator:

•  Multiple positions (2004-2018), including, AVP, Shipboard Technology (2016-2018) and AVP, Asia Information Technology (2014-2018)

Education: – B.A. Political Science & Philosophy, The Ohio State University – J.D. Harvard Law School	Education: – B.A. Decision & Information Sciences, University of Florida

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Margo L. Manning	Michael J. Metzinger
Dave & Buster’s Since: 1991	Dave & Buster’s Since: 2005
Age: 57	Age: 65
Food & Beverage Experience: 30 yrs	Food & Beverage Experience: 35 yrs
Entertainment Experience: 30 yrs	Entertainment Experience: 16 yrs

Current Position:	Current Position:
– Senior Vice President and Chief Operating Officer since December 2016.	– Vice President-Accounting and Controller since January 2005.

Prior Business Experience:	Prior Business Experience:

–  Dave & Buster’s Entertainment, Inc.:

•  SVP of Human Resources (November 2010-December 2016)

•  SVP of Training and Special Events (September 2006-November 2010)

•  VP of Training and Sales (June 2005-September 2006)

•  VP of Management Development (September 2001-June 2005)

–  Dave & Buster’s Entertainment, Inc. and predecessor companies:

•  AVP of Team Development (December 1999-September 2001)

•  Various capacities with increasing responsibilities (1991-1999)

– Carlson Restaurants Worldwide, Inc.: • Various positions, including, Executive Director-Financial Reporting (1986-2005)

Education: – B.A. Advertising & Marketing, Southern Methodist University – M.H.M. University of Houston	Education: – B.B.A. Accounting and Finance, University of Texas at Austin
John Mulleady	Michael Quartieri
Dave & Buster’s Since: 2012	Dave & Buster’s Since: 2022
Age: 61	Age: 53
Food & Beverage Experience: 9 yrs	Food & Beverage Experience: 9 yrs
Entertainment Experience: 9 yrs	Entertainment Experience: 15 yrs

Current Position:	Current Position:
– Senior Vice President of Real Estate and Development since April 2012.	– Senior Vice President and Chief Financial Officer since January 1, 2022

Prior Business Experience:	Prior Business Experience:

–  BJ’s Wholesale Club, a leading operator of warehouse clubs in the eastern United States:

•  SVP, Director of Real Estate (2008-2012)

–  Circuit City Stores, Inc., a consumer electronics retailer:

•  VP of Real Estate (2006-2008)

–  The Home Depot, Inc.:

•  Director of Construction (1999-2006)

–  LiveOne, Inc.:

•  Chief Financial Officer, Executive Vice President and Secretary (November 2020 - December 2021)

–  Scientific Games:

•  Executive Vice President, Chief Financial Officer, Treasurer and Secretary (November 2015 - June 2020)

–  Las Vegas Sands Corp.:

•  Various positions including Senior Vice President, Chief Accounting Officer and Global Controller (2006-2015)

–  Deloitte & Touche.:

•  Various positions (1993-2006)

Education: – B.S. Civil Engineering and B.S. Management Engineering, University of the Pacific – M.S. Construction Management, University of California, Berkeley	Education: – B.S. Accounting, University of Southern California – M.Acc, University of Southern California

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	Executive Compensation Quick Navigation

The Compensation Committee of our Board of Directors is responsible for establishing our compensation philosophy and ensuring that each element of our compensation program encourages high levels of performance and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive and closely aligns the interests of our executive officers with both the Company’s short- and long-term business objectives and the interests of our shareholders. Through a strategic combination of base pay, cash-based short-term incentive plans, and an equity-based long-term incentive plan, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.

	• Compensation Discussion and Analysis	P. 26
	• CEO and CFO Transition	P. 26
	• Compensation Practices	P. 28
	• Elements of Compensation	P. 30
	• Stock Ownership Guidelines	P. 36
	• 2021 Summary Compensation Table	P. 38
	• Employment Agreements	P. 44
	• Potential Payments Upon Termination or Change in Control	P. 44

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2021. The discussion focuses on our compensation programs and compensation-related decisions for fiscal 2021 and addresses why we believe our compensation program supports our business strategy and operational plans. For fiscal 2021, our NEOs are:

•	Kevin M. Sheehan – Interim Chief Executive Officer
•	Michael Quartieri – Chief Financial Officer
•	Margo L. Manning – Senior Vice President and Chief Operating Officer
•	John B. Mulleady – Senior Vice President of Real Estate and Development
•	Robert W. Edmund – General Counsel, Secretary and Senior Vice President of Human Resources
•	Brian A. Jenkins – Former Chief Executive Officer
•	Scott Bowman – Former Chief Financial Officer

Business, Strategy and Performance Highlights for Fiscal 2021

Please see the highlights for fiscal 2021 set forth on pages 4-5 of the Summary section of this Proxy Statement.

CEO and CFO Transition

Mr. Jenkins relinquished the role of CEO on September 30, 2021 and left the Company on November 30, 2021. Per the terms of his employment agreement, Mr. Jenkins received cash severance to which he was entitled for an involuntary termination without cause. Separately, he retained rights to some outstanding unvested equity compensation that he qualified for termination without cause and retirement treatment, due to his age and years of service, under the terms of those grants. Both cash severance and equity treatment are detailed below in Potential Payments Upon Termination or Change in Control. Mr. Bowman voluntarily resigned on December 8, 2021 and did not receive any cash severance. In addition, Mr. Bowman did not qualify for retirement treatment under any equity grant agreements; therefore, he forfeited all outstanding equity.

Compensation Philosophy and Overall Objectives of Executive Compensation Programs

Our executive compensation philosophy is based upon three core values: pay for performance, market-competitive pay and sustained shareholder value creation.

Pay for Performance—This ensures that we align the interests of senior executives with the interests of our shareholders. Compensation is tied directly to delivering both annual and long-term value creation to our shareholders. Annual incentives focus on efficient and productive operation of the business, while long-term incentives focus on value creation of the enterprise. In addition, we put greater emphasis on the longer-term aspects of the compensation package to help ensure that all actions of management contribute to multi-year value creation.

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Market-Competitive Pay—In setting compensation for our executive officers, including our NEOs, the Compensation Committee uses competitive compensation data from an annual total compensation study of a selected peer group of other restaurant and entertainment companies of comparable size and business models as well as other relevant survey sources. These sources inform the Compensation Committee’s decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; and succession planning. Consistent with our pay for performance core values, compensation above target levels is achieved through above-target performance against our annual and long-term incentive goals.

Sustained Shareholder Value Creation—All of our compensation plans are designed to increase the value we deliver to our shareholders through the selection of proper business performance metrics, the leverage built into the plans for performance achievement and the proper governance of the plans throughout the year by our Compensation Committee. We believe that profitable growth of our enterprise is primary while simultaneously reinforcing an ethical and performance-based culture. Our Compensation Committee approves all goals and awards in advance and monitors progress on their achievement throughout the year. In the long-term incentive plan (the “LTIP”) implemented pursuant to the 2014 Stock Incentive Plan, we use a series of vehicles to reinforce this commitment to sustained shareholder value creation.

Through this combination of vehicles and the design of our programs, we ensure that our expectation for continuous improvement, growth and profitability are achieved while effectively managing any undue risk elements.

Our compensation philosophy guides us in our annual review of compensation and the assessment of the right pay for performance relationship. It also ensures that when strong performance is achieved, that performance is appropriately rewarded. Our Compensation Committee annually reviews this philosophy and our compensation plans to ensure they are continuing to meet their stated goals and objectives. If they are not, changes will be made to reestablish the right alignment.

In sum, this philosophy is designed to ensure that shareholders see a return for their investment in our Company and that we are getting the right return on our leadership compensation investment.

In 2021, as noted above and in more detail below, the Company continued to face unique circumstances associated with the COVID-19 Pandemic (the “Pandemic”). The Committee worked to tailor its Short- and Long-Term Incentive Plans to the pace of the Company’s recovery. To that end, because of the volatility of business results associated with different COVID variant waves, the Committee divided the annual Short-Term Incentive Plan into two six-month plans, allowing it to set rigorous but achievable goals closely calibrated to the pace and trajectory of the Company’s recovery. The Committee approved a short-term incentive plan for 2022 returning to a full-year measurement period, with payouts determined based on performance against pre-determined objective, financial goals. For the Long-Term Incentive Plan, the Committee utilized a mix of time-based RSUs, MSUs tied to the performance of the Company’s stock price over the next three years, and PSUs tied to achievement of a specific sales and EBITDA recovery goal. The state of knowledge about the Pandemic and the impact of new variants at the time the Company established the Long-Term Incentive Plan made it difficult to set appropriately challenging but realistic three-year sales and EBITDA performance goals as the Committee has done in the past. In addition, the Committee believed it appropriate to focus the Company’s leadership team on achieving a full recovery as soon as possible. For these reasons, the performance period for the PSU component of the Long-Term Incentive Plan was set to one year rather than the typical three-year period the Company has previously used for this Plan component, although all PSU awards earned will still ratably vest over 3 years to incent retention of key leaders and long-term growth for shareholders. In the plan recently adopted for Fiscal 2022, now that the business has fully recovered, the Company returned to a three-year performance period for the PSU component of the Long-Term Incentive Plan, which makes up 50% of the long-term incentive plan.

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Compensation Practices

The following list summarizes executive compensation practices that we have to drive performance as well as executive compensation practices that we avoid because we do not believe they serve the long-term interests of our shareholders.

What We Do

✓  Set stock ownership guidelines for executives and directors

✓  Review tally sheets for executives

✓  Disclose performance goals for incentive payments

✓  Set maximum payout caps on our annual and long- term incentives

✓  Limit perquisites and other benefits, and do not include income tax gross-ups (except for relocation expenses)

✓  Subject all variable pay to a compensation recovery “clawback” policy

✓  Have double-trigger change in control agreements

✓  Independent Compensation Committee advised by an independent compensation consultant

✓  Enforce strict insider trader policies and black-out periods for executives and directors

What We Do Not Do

×   No hedging or pledging of our stock by executives or directors

×   No dividends paid on unearned performance-based shares

×   No excise tax gross-ups to any executive

×   No repricing or cash buyout of underwater stock options

×   No market timing in granting of equity awards

×   No excessive perquisites

×   No incentives that encourage risk-taking

Shareholder Say-on-Pay Vote for 2021 and Compensation Actions Taken

Our investors were supportive of these pay actions as evidenced by the overwhelming (97%) support of our Say-on-Pay vote. The positive result of this vote is one of the many factors our Compensation Committee considers in evaluating our executive compensation program.

Procedures for Determining Compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our executive officers, including the NEOs. The Compensation Committee relies on input from an independent compensation consultant and the experience of members of the Compensation Committee to guide our compensation decisions, including compensation of our NEOs. In addition, the Compensation Committee relies on input from our Chief Executive Officer regarding an officer’s individual performance (other than himself) and an analysis of our corporate performance. By a delegation of authority from the Board of Directors, the Compensation Committee has final authority regarding the overall compensation structure for the executive officers, including the NEOs.

The compensation of our executive officers typically consists primarily of four major components:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards; and

•	other benefits.

Each of these components is discussed in detail in Elements of Compensation below.

When making compensation decisions, the Compensation Committee considers, among other things:

•	the Company’s short- and long-term performance relative to financial and strategic targets;

•	the executive officer’s prior experience and sustained individual performance;

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•	the significance of the executive officer’s contributions to the ongoing success of the Company;

•	the scope of the executive officer’s responsibilities;

•	the future value the executive officer is expected to bring to the Company; and

•	the results of benchmarking studies, which illustrate value of the executive officer’s total compensation package relative to others in the industries with which we compete for talent.

Annually, the Compensation Committee engages a compensation consulting firm to conduct a benchmarking study of executive compensation programs, provide analysis and advice regarding plan design for short- and long-term incentive plans, and provide analysis and advice concerning trends and regulatory developments in executive compensation. In fiscal 2021, the Company’s independent compensation consultants, FW Cook, evaluated our market competitiveness against (a) a custom peer group and (b) a robust industry-specific survey of restaurant and hospitality companies. The peer group against which we compared ourselves includes (i) casual dining restaurants that offer an “experience”; (ii) casual dining concepts with which we compete for leadership talent; (iii) companies that focus on entertainment, including casino & gaming companies; (iv) hotels, resorts & cruise lines; and (v) leisure facilities. At the time of comparison, all members in aggregate had a restaurant/entertainment mix similar to our income mix:

BJ’s Restaurants, Inc.	Cinemark Holdings, Inc.	Red Robin Gourmet Burgers, Inc.

Bloomin’ Brands	Cracker Barrel Old Country Store, Inc.	SeaWorld Entertainment, Inc.

Brinker International, Inc.	Dine Brands Global, Inc.	Shake Shack

Cedar Fair, L.P.	Golden Entertainment	Six Flags Entertainment Corporation

The Cheesecake Factory Incorporated	Jack in the Box	Speedway Motorsports, Inc.

Churchill Downs Incorporated	The Marcus Corporation	Texas Roadhouse, Inc.

FW Cook had no other direct business relationship with the Company and received no payments from us other than the fees and expenses for services to the Compensation Committee.

Pay for Performance Alignment

Typically, we work to leverage our executive compensation structure to drive outstanding Company performance and provide appropriate rewards for sustained, strong individual performance. A significant portion of each executive officer’s pay is at-risk and awarded in the form of cash- and stock-based short- and long-term incentive grants. These incentive grants, which are discussed below, link each executive officer’s annual income to the achievement of short- and long- term financial and strategic goals. As such, executive officers, including the NEOs, face a risk of forfeiture or a reduced payout if the Company fails to meet its financial and strategic objectives. Under each incentive plan, target compensation is only earned if the designated financial and strategic objectives are met. Each incentive plan offers above-target payouts for outstanding performance; alternatively, no incentive may be earned if a threshold level of performance is not achieved. Further, the Compensation Committee aims to link any adjustments to an executive officer’s base salary to his or her individual performance.

In evaluating whether the compensation programs appropriately link each executive officer’s compensation to Company performance, the Compensation Committee reviews and evaluates the achievements of the Company in the fiscal year. During fiscal 2021, the Company experienced declines in total revenues and comparable store sales from the surges caused by the multiple Coronavirus variants. In many locales, our stores were subject to restrictions on hours and operations, required to comply with mask and vaccine mandates and in a few instances were closed to additional periods. Key accomplishments are more specifically detailed in our Annual Report on Form 10-K. Our compensation programs were tailored to closely calibrate to the Company’s pace of recovery. Those changes are summarized in more detail in the next section.

Our fiscal 2021 compensation packages for our CEO and other NEOs were heavily weighted towards variable compensation. Long term incentives constituted the largest portion of the target direct compensation opportunity for our CEO. The graphs below show the target pay mix for our CEO and the average of the other NEOs based on annual

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base salary, annual short-term incentives at target and the economic value (at the time of grant) of restricted stock units and performance-based restricted stock units granted during the year. The target pay mix applies to our former CEO and does not reflect our Interim CEO’s compensation.

Elements of Compensation

Base Salary

A portion of each executive officer’s total compensation is in the form of base salary. This is a fixed cash payment, expressed as an annualized salary. The salary component was designed to provide the executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. In alignment with our compensation philosophy, the Compensation Committee believes having base salary levels that position us appropriately relative to the market and reflect the performance and level of responsibility of each executive officer is key to providing a competitive total compensation package. Annually, the performance of each executive officer, including the NEOs, is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer, taking into account our operating and financial results for the year, an assessment of the contribution of each executive officer to such results, the achievement of our strategic growth and any changes in the role and responsibility of an executive officer. In addition, the Compensation Committee considers the results of the benchmarking study and the market competitiveness of each NEO’s base salary (generally targeting the 50th percentile of the benchmark data) to determine appropriate merit- and market-based increases to each executive’s base salary. In fiscal 2021, some of the NEOs received merit-based increases to base salary as noted in the chart below.

Name	New Base	Previous Base	Percentage Increase

Kevin M. Sheehan(1)	$780,000	—	—

Michael Quartieri(2)	$500,000	—	—

Margo L. Manning	$520,000	$465,000	11.8%

John B. Mulleady	$425,000	$412,000	3.2%

Robert W. Edmund	$420,500	$395,000	6.5%

Brian A. Jenkins(3)	$780,000	$780,000	0%

Scott Bowman(4)	$473,200	$455,000	4.0%

(1)	Mr. Sheehan was appointed Interim CEO on October 1, 2021.

(2)	Mr. Quartieri was appointed Senior Vice President and Chief Financial Officer on January 1, 2022.

(3)	Mr. Jenkins left the Company on November 30, 2021.

(4)	Mr. Bowman left the Company on December 8, 2021.

Annual Incentive Awards

The Executive Incentive Plan created under the 2014 Stock Incentive Plan (the “Executive Incentive Plan”) is designed to recognize and reward our employees for contributing towards the achievement of our annual business plan. The Compensation Committee believes the Executive Incentive Plan provides a valuable short-term incentive program that delivers a cash bonus opportunity for key employees, including the NEOs, upon achievement of targeted operating results, as determined by the Compensation Committee and the Board of Directors. The Executive Incentive

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Plan also supports our efforts to integrate our compensation philosophies with our annual business objectives and focus our executive officers on the fulfillment of those objectives.

In considering and approving the annual plan design, the Compensation Committee reviews target bonus percentages for each executive officer, including the NEOs, and considers the value of the incentive award relative to the individual’s total compensation package, the value of the incentive award and total compensation package relative to benchmark data, and the degree to which the individual can influence the Company’s achievement of its short-term financial and strategic objectives. The Compensation Committee also reviews annually the financial and strategic objectives that will comprise the components of the Executive Incentive Plan, the target for each component, and the payout percentages at threshold, target, and maximum performance for each component. The Compensation Committee relies on input from its compensation consultant, the results of benchmarking data, and analysis from our Chief Executive Officer to determine the appropriateness of the target bonus percentages for each executive officer (including the NEOs), the components of the Executive Incentive Plan, the targets for each component, and the payout percentages at each level of performance.

Under each executive officer’s employment agreement (including the NEOs, except Mr. Quartieri, who received a sign-on stock grant in lieu of participating in the FY 2021 short-term incentive plan but who will participate in the FY 2022 plan at a target equal to 80% of his base salary) and the Executive Incentive Plan, a target bonus opportunity is expressed as a percentage of annualized base salary as of the end of the performance period, prorated according to the percentage of the performance period the executive officer is employed by the Company. Target levels are established based upon a review of market practices and align to the Company’s compensation philosophy. Bonuses above or below the target level may be paid subject to a prescribed maximum or minimum. Bonus attainment is calculated separately for each component of the Executive Incentive Plan. Below a minimum threshold level of performance, no awards will be granted under the Executive Incentive Plan. The threshold, target, and maximum percentages for each of the NEOs in fiscal 2021 under the Executive Incentive Plan are outlined in the table below (based on participation for the full year plan).

Name	% of Salary at Threshold	% of Salary at Target	% of Salary at Maximum

Kevin M. Sheehan(1)	50.0%	100.0%	200.0%

Michael Quartieri(2)	—	—	—

Margo L. Manning	40.0%	80.0%	160.0%

John B. Mulleady	30.0%	60.0%	120.0%

Robert W. Edmund	30.0%	60.0%	120.0%

Brian A. Jenkins(3)	50.0%	100.0%	200.0%

Scott Bowman(4)	40.0%	80.0%	160.0%

(1)

Mr. Sheehan was appointed Interim CEO on October 1, 2021 and participated only in the 2nd half of the Executive Incentive Plan and realized only a payout of his award based on the results achieved for that period.

(2)	Mr. Quartieri was appointed Senior Vice President and Chief Financial Officer on January 1, 2022 and did not participate in the Executive Incentive Plan.

(3)

Mr. Jenkins left the Company on November 30, 2021 and participated only in the 1st half of the Executive Incentive Plan and realized only a payout of his award based on the results achieved for that period.

(4)

Mr. Bowman left the Company on December 8, 2021 and participated only in the 1st half of the Executive Incentive Plan and realized only a payout of his award based on the results achieved for that period.

As noted above, in fiscal 2021, due to the continued uncertainty around the Pandemic related to the surging Delta variant and new government restrictions, the Compensation Committee bifurcated the performance period for the Annual Incentive into two six-month periods. The metrics and performance targets for each six-month performance period were established by the Compensation Committee at the beginning of each performance period.

Under the incentive plan for the first six-month performance period, 50% of each Executive Officer’s bonus opportunity was based on the Company’s performance relative to targeted EBITDA (net income, plus (a) interest

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expense (net), (b) loss on debt retirement, (c) provision for income taxes, and (d) depreciation and amortization expense) for the first and second quarters of the fiscal year. The other 50% of each Executive Officer’s bonus opportunity was based on each NEO’s achievement of pre-set individual goals (“MBOs”), where if MBOs were fully achieved, the bonus payout percentage would be equal to the payout percentage achieved for the portion of the bonus related to EBITDA performance.

Individual MBOs for each NEO were set prior to the first performance period and approved by the Compensation Committee. The goals were tied to achievement of certain strategic milestones in the first six months of the 2021 Plan. Mr. Jenkins had accountability for ensuring achievement of milestones spanning all of the company’s strategies, including (among others) rollout of a new menu and related training, third party delivery capability, launch of the Company’s new diversity and inclusion initiative, new service model tests, launch of the Company’s new programming team, rollout of a new guest metrics platform, and activation of a new store innovation laboratory. Mr. Bowman had accountability for creating test-and-measure methodologies to support all strategic initiatives, and also to create a financial model for achieving certain cost savings assuming 2019 sales volumes. Ms. Manning had accountability for completing substantially all milestones associated with the Company’s new service model initiative, as well as supporting the new menu rollout and training initiative and rolling out third party delivery capability. Mr. Mulleady had accountability for timely meeting the Company’s new store opening timelines and objectives, and also for completing and documenting the second phase of efforts to renegotiate store lease and rent obligations. Finally, Mr. Edmund was accountable for developing and implementing the Company’s diversity and inclusion plan, including all milestones in the plan through the end of the second quarter, and also for completing rollout of a new enterprise-wide talent sourcing platform.

Following the conclusion of the first performance period, the Compensation Committee determined that each NEO met or exceeded his or her individual objectives and was entitled to full payout related to the MBO portion of the incentive. The table below outlines the targets and relative payout percentages for the EBITDA and MBO components of the Executive Incentive Plan.

	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum

EBITDA(1)	$75.1	$97.7	$153.2	50%	100%	200%

MBOs	—	Met Objectives		50%	100%	200%

(1)	Dollar amounts are represented in millions.

Under the incentive plan for the second six-month period, 50% of each Executive Officer’s bonus opportunity was based on the Company’s performance relative to targeted EBITDA for the third and fourth quarters of the fiscal year, 25% was based on the Company’s performance relative to targeted Total Revenue, and 25% was based on the Company’s performance relative to targeted Same Store Sales Growth.

	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum

EBITDA(1)	$111.3	$141.4	$171.5	50%	100%	200%

Total Revenue(1)	$618.3	$668.5	$718.6	50%	100%	200%

Comparable Store Sales Growth(1)	$518.8	$560.8	$602.9	50%	100%	200%

(1)	Dollar amounts are represented in millions.

At the close of each performance period, the Compensation Committee determined the bonuses for the executive officers, including the NEOs, following the audit and reporting of financial results for the second and fourth quarters of fiscal 2021, respectively, and reported the awards to the Board of Directors. The Compensation Committee authorized bonuses to the executive officers, including the NEOs, in amounts that were commensurate with the results achieved during each performance period. In reviewing results for the first and second quarters of fiscal 2021, the Compensation Committee recognized that we achieved maximum performance relative to targeted EBITDA and

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that each NEO exceeded their individual objectives, resulting in a maximum payout to substantially all employees, including the NEOs. At the close of the second six-month performance period, the Compensation Committee determined that we exceeded threshold, but did achieve targeted EBITDA; we exceeded threshold but did not achieve targeted Total Revenue; and we exceeded threshold but did not achieve targeted Comparable Store Sales Growth, which resulted in an award below target level performance for substantially all employees, including NEOs. The tables below outline 2021 performance results and bonus payments earned under the Executive Incentive Plans to each NEO.

First Performance Period Component	Target	Actual	% of Target	Payout %

Q1 & Q2 EBITDA(1)	$97.7	$186.1	190.5%	200%

MBOs(2)				200%

Second Performance Period Component	Target	Actual	% of Target	Payout %

Q3 & Q4 EBITDA(1)	$141.4	$139.4	98.6%	96.7%

Q3 & Q4 Total Revenue(1)	$668.5	$661.1	98.9%	92.6%

Q3 & Q4 Comparable Store Sales Growth(1)	$560.8	$537.6	95.9%	72.3%

(1)	Dollar amounts are represented in millions

(2)

At the conclusion of the first performance period, the Compensation Committee determined that each NEO had met his or her individual objectives and was entitled to the full payout related to the MBO portion of the incentive.

Name	Target Bonus	Bonus Paid	% of Target

Kevin M. Sheehan(1)	$260,718	$233,538	89%

Michael Quartieri(2)	—	—	—

Margo L. Manning	$394,000	$558,316	142%

John B. Mulleady	$251,100	$361,408	144%

Robert W. Edmund	$244,650	$349,999	143%

Brian A. Jenkins	(3)

Scott Bowman	(4)

(1)

Mr. Sheehan was appointed Interim CEO on October 1, 2021 and participated only in the 2nd half of the Executive Incentive Plan and realized only a payout of his award based on the results achieved for that period. The target for Mr. Sheehan was prorated for time served in the second half of the year.

(2)	Mr. Quartieri was appointed Senior Vice President and Chief Financial Officer on January 1, 2022 and did not participate in the Executive Incentive Plan.

(3)

Mr. Jenkins left the Company on November 30, 2021 and participated only in the 1st half of the Executive Incentive Plan and realized only a payout of his award based on the results achieved for that period. The target for Mr. Jenkins for the first half of the year was $390,000 and the performance achieved resulted in a 200% payout of $780,000.

(4)

Mr. Bowman left the Company on December 8, 2021 and participated only in the 1st half of the Executive Incentive Plan and realized only a payout of his award based on the results achieved for that period. The target for Mr. Bowman for the first half of the year was $182,000 and the performance achieved resulted in a 200% payout of $364,000.

Long-term Incentive Awards

The Compensation Committee believes that it is essential to align the interests of the executive officers, including the NEOs, and other key management personnel responsible for our growth with the interests of our shareholders. The Compensation Committee has also identified the need to retain tenured, high performing executives. The Compensation Committee believes that these objectives are accomplished through the provision of cash- and stock- based incentives that align the interests of management personnel with the long-term objectives of enhancing our value, as set forth in the 2014 Stock Incentive Plan.

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Annually, the Compensation Committee determines whether to grant long-term cash- and/or stock-based incentives to executive officers, including the NEOs, and other key management personnel. In determining whether to award grants, the Compensation Committee considers Company performance, individual performance, the significance of individuals’ contributions to the ongoing success of the Company, the valuation of the grants relative to the individual’s total compensation, value creation, and the recommendations of our Chief Executive Officer. In addition, the Compensation Committee considers the benchmarking data and additional analysis provided by the compensation consultant in determining appropriate grant levels for our executive officers, including the NEOs. Historically, annual equity awards are granted in April.

As noted above, in fiscal 2021, due to the continued uncertainty around the Pandemic, the Compensation Committee took steps toward returning to the Company’s more typical long-term incentive plan structure by restoring its Long-Term Incentive Plan with a mix of time-based Restricted Stock Units (RSUs), Market Stock Units (MSUs) tied to performance of the Company’s share price over three years; and Performance Share Units (PSUs) with a one-year performance measurement period aimed at accelerating achievement of the Company’s EBITDA and revenue recovery goals. The RSUs, which comprised 50% of each NEO’s award, vest in equal installments over a three-year period. The MSUs, which are performance stock units earned based on absolute stock price performance, comprised 25% of each NEO’s award. The actual number of MSUs delivered is directly correlated to the absolute change in the Company’s stock price growth as measured on the third anniversary of the grant; therefore, any MSUs earned will vest on the third anniversary of the grant date. The actual number of PSUs earned (which comprised 25% of each NEO’s grant) was determined based on performance relative to one-year EBITDA and Total Revenue targets. Earned PSUs vest in equal installments over a three-year period. The Compensation Committee believes that the mix of 50% RSUs, 25% MSUs, and 25% PSUs and the combination of one-year and three-year performance periods appropriately balances retention, business recovery, and long-term shareholder return objectives while motivating and rewarding executive officers and other key employees who deliver long-term financial success.

	2021 PSU Grant
	1-Year EBITDA			1-Year Total Revenue
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)

Below Threshold	Below $108.3	Below 75%	0%	Below $ 970.2	Below 93%	0%

Threshold	$108.3	75%	50%	$ 970.2	93%	50%

Target	$145.1	100%	100%	$1,043.8	100%	100%

Maximum	$185.2	128%	200%	$1,123.9	108%	200%

At the close of the performance period, the Compensation Committee reviewed the audited EBITDA and Total Revenue performance for FY 2021 and determined maximum performance was achieved. The tables below outline the performance results.

Component	Target	Actual	% of Target	Payout %

EBITDA(1)	$145.1	$325.5	224.1%	200.0%

Total Revenue(1)	$1,043.8	$1,304.1	124.9%	200.0%

(1)	Dollar amounts are represented in millions and include allowable pre-established adjustments for non-recurring items.

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2019 Long Term Incentive Award Payout. During fiscal 2019, the Compensation Committee awarded executive officers, including the NEOs, and other key management personnel a combination of service-based Stock Options with gradual vesting schedules, and Performance RSUs (“PSUs”) and Performance Cash that would vest upon the attainment of pre-established cumulative performance targets during the 2019, 2020, and 2021 fiscal years.

	2019-2021 PSU and Performance Cash Grant
	3-Year Cumulative EBITDA			3-Year Cumulative ROIC
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)

Below Threshold	Below $ 832.2	Below 85.0%	0.0%	Below 2.6%	Below 85.0%	0.0%

Threshold	$ 832.2	85.0%	50.0%	2.6%	85.0%	50.0%

Target	$ 979.0	100.0%	100.0%	3.0%	100.0%	100.0%

Maximum	$1,174.8	120.0%	200.0%	3.6%	120.0%	200.0%

(1)	Performance and payouts are subject to straight-line interpolation between points.

(2)	Monthly ROIC for new stores opening during the three-year performance period.

At the close of the performance period, the audited 3-year Cumulative EBITDA and 3-Year Cumulative ROIC performance did not meet the performance thresholds originally established in 2019. The Compensation Committee considered the punitive impact of the Pandemic on the 2019-2021 performance awards, but ultimately decided not to make any adjustments to the original goals or the financial results on account of the Pandemic. As such there was no payout associated with the 2019-2021 LTI awards. The tables below outline the performance results.

Component	Target	Actual	% of Target	Payout %

Cumulative EBITDA(1)	$832.2	492.2	59.1%	0.0%

3-Year Cumulative ROIC	3.0%	2.4%	80.0%	0.0%

(1)	Dollar amounts are represented in millions and include allowable pre-established adjustments for non-recurring items.

2020 Long Term Incentive Award Payout. During fiscal 2020, as part of the 2020 Business Recovery and Transformation Plan, the Compensation Committee awarded executive officers, including the NEOs, and other key management personnel a combination of Restricted Stock Units (RSUs) that would vest in three equal installments over three years, and Market Stock Units (MSUs) that would be earned based on absolute stock price performance and vest in three equal installments over three years. The actual number of MSUs to be delivered was directly correlated to the absolute change in the Company’s stock price growth as measured on the first anniversary of the grant. The 10-day average stock price on the date of the original grant was $12.83. The 10-day average stock price on the first anniversary of the grant was $45.75. Although the Company experienced a 357% increase in stock price in the one-year performance period, because the Plan capped the number of shares that could be awarded to two times the number originally granted, each Plan participant, including the NEOs, was awarded the maximum number of shares, or two times the original grant, which vest annually in three equal installments, beginning May 2021.

Off-Cycle Grants. During fiscal year 2021, the Compensation Committee did not award any off-cycle grants to any NEO, except for Mr. Sheehan’s grant in connection with his assumption of the Interim CEO role in October 2021 and Mr. Quartieri’s signing bonus grant in connection with his joining the Company in January 2022. Details for each grant are disclosed on p. 40.

Other Benefits

Retirement Benefits. Our employees, including our NEOs, are eligible to participate in the 401(k)-retirement plan on the same basis as other employees. However, tax regulations impose a limit on the amount of compensation that may be deferred for purposes of retirement savings. As a result, we established the Select Executive Retirement Plan (the “SERP”). See 2021 Nonqualified Deferred Compensation for a discussion of the SERP.

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Perquisites and Other Benefits. We offer our NEOs a modest perquisite allowance and an annual executive physical. We believe these perquisites, which comprise less than 5% of each NEO’s total compensation, are reasonable and round out a competitive compensation program that enhances our ability to attract and retain executive talent. See the 2021 Summary Compensation Table below.

Severance Benefits. We have entered into employment agreements with each of our NEOs. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination or adverse job changes and are key to attracting and retaining key executives. See Employment Agreements below.

Deductibility of Executive Compensation

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. U.S. tax reform which became effective in 2017 expanded the types of compensation included in determining tax deduction limits, consequently, we expect that tax deductibility will have less of an impact on our program design for our named executive officers in the future. For federal income taxes, compensation is an expense that is fully tax- deductible for almost all our U.S. employees.

CEO Pay Ratio

The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal 2021 to that of all other Company employees for the same period. Our calculations included employees who were active as of November 8, 2021. As Canadian employees account for less than 5% of our total employee population, we excluded Canadian employees from the median calculation. Additionally, the Company had more than one non-concurrent CEO serving during the fiscal year and elected to look at the CEO serving on November 8, 2021 in determining the ration of CEO compensation to the median employee compensation. As of November 8, 2021, our total employee population was 12,704 and our total employee population without our Canadian employees was 12,518. The median employee was identified using all earnings for fiscal 2021, as reported in our payroll system. Compensation was annualized for all employees who worked less than the full fiscal year, including Mr. Sheehan, other than seasonal or temporary employees, based on the number of days employed during fiscal 2021. Payments which were not expected to be repeated throughout the year were not annualized. Mr. Sheehan had annualized fiscal 2021 annual total compensation of $5,118,581 (his actual non-annualized compensation is reflected in the Summary Compensation Table included in this Proxy Statement). Our median employee’s annual total compensation for fiscal 2021 was $17,206.55 (based on the same methodology used for the Summary Compensation Table). Mr. Sheehan’s annual total compensation was approximately 297.4 times that of our median employee.

Stock Ownership Guidelines for Officers

Our ownership guidelines were established to further align the interests of our Chief Executive Officer, NEOs and senior executive officers with shareholders and encourage each such executive officer to maintain a long-term equity stake in the Company. The guidelines provide that each such executive officer must hold a multiple of his or her annual base salary in the Company’s stock and include the following holding requirement:

Position	Ownership Requirement (multiple of base salary)

Chief Executive Officer	6 times

Chief Financial Officer and Chief Operating Officer	3 times

Other Senior Vice Presidents	2 times

Equity counted toward the ownership requirement includes stock ownership, time-based restricted stock or other similar plan holdings, and stock beneficially owned in a trust. In 2021, the Compensation Committee voted to no longer count vested and unvested stock options toward stock ownership requirements. Any executives hired or promoted into a senior executive officer role has five years from the date of hire or promotion to achieve the requirement. If at time of measurement, a senior executive officer is not in compliance with this guideline, such officer is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.

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Clawback Policy

The Company has adopted a clawback policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation of the Compensation Committee, determines that, as a result of a restatement of our financial statements because of material noncompliance with any financial reporting requirement under the securities laws, an executive officer has received more compensation than would have been paid absent the incorrect financial statements, within the three-year period immediately preceding the date on which the Company is required to prepare the restatement, the Board of Directors, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive officer; (ii) causing the partial or full cancellation of MSUs, RSUs, PSUs, Performance Cash, and Stock Options; (iii) adjusting the future compensation of such executive officer; and (iv) dismissing or taking legal action against the executive officer, in each case as the Board, upon recommendation of the Compensation Committee, determines to be in the Company’s best interests and that of our shareholders. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. Any incentive-based awards or payments or other compensation paid to current and former executive officers under employment agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement (including compliance with the Dodd-Frank Act), will be subject to the deductions and clawback as may be required by law, government regulation or stock exchange listing requirement.

Risk Assessment Disclosure

Our Compensation Committee assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of the Company. Based on that review and discussion, on April 11, 2022 the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Michael J. Griffith, Chair
James P. Chambers
Patricia H. Mueller
Jennifer Storms

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2021 Summary Compensation Table

The following table sets forth information concerning all compensation that we paid or accrued during fiscal 2021,2020, and 2019 to or for each of our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Kevin M. Sheehan (Interim CEO)(6)	2021	258,000	—	2,990,027	—	233,538	—	3,481,565

Michael Quartieri (CFO)(7)	2021	42,308	—	299,994	—	—	1,923	344,225

Margo L. Manning (SVP and COO)	2021	488,269	—	1,067,094	—	558,316	32,374	2,146,053
	2020	411,346	—	1,053,158	—	—	26,073	1,490,577
	2019	458,750	—	246,359	351,986	282,687	33,276	1,373,058

John B. Mulleady (SVP of Real Estate and Development)	2021	417,500	—	709,056	—	361,408	25,983	1,513,947
	2020	364,461	—	710,532	—	—	25,238	1,100,231
	2019	412,000	—	173,025	247,199	316,657	26,400	1,175,281

Robert W. Edmund (General Counsel, Secretary and SVP of Human Resources)	2021	405,789	—	566,507	—	349,999	26,031	1,348,326
	2020	349,423	—	610,083	—	—	25,228	984,734
	2019	391,250	—	—	—	112,833	26,040	530,124

Brian A. Jenkins (Former CEO)(8)	2021	651,000	—	2,796,975	—	780,000	3,191,890	7,419,865
	2020	690,000	—	2,539,146	—	—	31,800	3,260,946
	2019	772,500	—	721,866	1,031,242	475,578	42,982	3,044,168

Scott Bowman (Former CFO)(9)	2021	395,360	—	722,807	—	364,000	21,970	1,504,137
	2020	402,500	—	784,705	—	—	78,534	1,265,739
	2019	341,250	50,000	259,212	227,486	129,973	55,038	1,062,959

(1)	The following salary deferrals were made under the SERP in fiscal 2021: Ms. Manning, $108,154.

(2)

Amounts in this column includes the aggregate grant date fair value of performance RSUs calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of RSUs in fiscal 2021 appears in Note 8: Stockholders’ Equity, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value for performance RSUs is reported based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules. The aggregate value of the PSUs granted in fiscal 2021, assuming achievement of the maximum performance level of 200% and based on the Company’s stock price on the date the grant was approved, would have been: Mr. Jenkins, $1,336,957; Mr. Bowman, $345,483; Ms. Manning, $510,043; Mr. Mulleady, $338,938; and Mr. Edmund $270,776.

(3)

No options were granted to our NEOs in fiscal 2021. Amounts in this column for fiscal 2019 grants reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. The amounts shown represent the fair market value at grant date of equity granted to NEO’s in each fiscal year presented pursuant to ASC Topic 718. These amounts do not include any reduction in value for the possibility of forfeiture. Stock awards for each fiscal year includes awards subject to performance conditions that were valued based on the probability that performance targets will be achieved.

(4)

Amounts in this column for 2021 reflect the annual incentive earned for fiscal 2021 under the Executive Incentive Plan and no cash earned for the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2019. Amounts in this column for 2020 reflect that no annual incentive was earned for fiscal 2020 under the Executive Incentive Plan and no cash earned for the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2018. Amounts in this column for 2019 reflect annual incentive earned for fiscal 2019 under the Executive Incentive Plan and the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2017. As disclosed in the COVID-19 Action Plan in the 2020 proxy, annual incentive payments for fiscal 2019 were delayed and were settled in stock rather than cash.

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(5)	The following table sets forth the components of “All Other Compensation” for fiscal 2021:

Name	Perquisite Allowance ($)	Company Contributions to Retirement & 401(k) Plans(a) ($)	Severance Continuation ($)		COBRA ARRA Reimbursement	Total ($)

Kevin M. Sheehan	0	0

Michael Quartieri	1,923	0				1,923

Margo L. Manning	25,000	7,374	0		0	32,374

John B. Mulleady	25,000	983	0		0	25,983

Robert W. Edmund	25,000	1,031	0		0	26,031

Brian A. Jenkins	26,192	0	3,165,697	(b)	0	3,191,890

Scott Bowman	21,442	528	0		0	21,970

(a)	Amounts include Company contributions to the 401(k) and SERP that were based on the Company’s contributions to the 401(k) plan and SERP that were made during fiscal 2021.

(b)	Amount shown includes 2 years of base salary, 2 times annual bonus at target and 12 months of perquisites and COBRA payments. Payout is over 24 months.

(6)	Mr. Sheehan was appointed Interim CEO on October 1, 2021.

(7)	Mr. Quartieri was appointed Senior Vice President and Chief Financial Officer on January 1, 2022.

(8)	Mr. Jenkins left the Company on November 30, 2021.

(9)	Mr. Bowman left the Company on December 8, 2021.

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Grants of Plan-Based Awards in Fiscal 2021

The following table shows the grants of plan-based awards to the named executive officers in fiscal 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Award ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin M Sheehan	Cash Incentive		130,650	261,300	522,600
	PSUs(1)	10/1/2021				10,000	20,000	20,000				672,600
	RSUs(2)	10/1/2021							55,694			2,317,427
Michael Quartieri	RSUs(2)	1/18/2022							8,496			299,994
Margo L. Manning	Cash Incentive		197,000	394,000	788,000
	MSUs(3)	4/23/2021				2,021	4,041	8,082				301,984
	PSUs(1)	4/23/2021				2,728	5,455	10,910				255,021
	RSUs(2)	4/23/2021							10,911			510,089
John B. Mulleady	Cash Incentive		125,550	251,100	502,200
	MSUs(3)	4/23/2021				1,343	2,685	5,370				200,650
	PSUs(1)	4/23/2021				1,813	3,625	7,250				169,469
	RSUs(2)	4/23/2021							7,250			338,938
Robert W. Edmund	Cash Incentive		122,325	244,650	489,300
	MSUs(3)	4/23/2021				1,073	2,145	4,290				160,296
	PSUs(1)	4/23/2021				1,448	2,896	5,792				135,388
	RSUs(2)	4/23/2021							5,793			270,823
Brian A. Jenkins	Cash Incentive		195,000	390,000	780,000
	MSUs(3)	4/23/2021				5,296	10,592	21,184				791,540
	PSUs(1)	4/23/2021				7,150	14,299	28,598				668,478
	RSUs(2)	4/23/2021							28,598			1,336,957
Scott Bowman	Cash Incentive		91,000	182,000	364,000
	MSUs(3)	4/23/2021				1,369	2,737	5,474				204,536
	PSUs(1)	4/23/2021				1,848	3,695	7,390				172,741
	RSUs(2)	4/23/2021							7,391			345,529

(1)

PSUs – The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s PSU component of the 2021 Long-Term Incentive Plan Business Recovery and Transformation Plan. The minimum award level is 0% of target (“Target”) and the maximum award is 200% of target (“Maximum”) (except for Mr. Sheehan’s award for which maximum is 100% of target). Threshold is represented with the minimum possible payout.

(2)	RSUs – The shares shown reflect an award of RSUs in accordance with the 2021 Long-Term Incentive Plan.

(3)

MSUs – The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s MSU component of the 2021 Long-Term Incentive Plan Business Recovery and Transformation Plan. The minimum award level is 0% of target (“Target”) and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout.

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Outstanding Equity Awards at Fiscal Year-End 2021

		Option Awards						Stock Awards
Name (a)		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested (R)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
	Grant Date	Exercisable (b)		Unexercisable (c)		(e)	(f)	(g)		(h)(1)	(i)		(j)(2)
Kevin M. Sheehan	10/1/2021							55,694	(8)	1,966,555	10,000	(9)	353,100
	4/23/2021							2,820	(10)	99,574
	4/7/2016	4,545	(3)			39.10	4/7/2026
	4/9/2015	5,203	(3)			31.71	4/9/2025
Michael Quartieri	1/18/2022							8,496	(11)	299,994
Margo Manning	4/23/2021							10,911	(12)	385,267
	4/23/2021							10,910	(13)	385,232	4,041	(14)	142,688
	5/6/2020							30,675	(15)	1,083,134
	5/6/2020							48,432	(16)	1,710,134
	4/11/2019	13,976	(4)	6,988	(5)	51.68	4/11/2029
	4/12/2018	24,414	(4)			41.65	4/12/2028
	4/7/2017							2,723	(17)	96,149
	4/7/2017	14,565	(4)			59.67	4/7/2027
	4/7/2016	14,275	(4)			39.10	4/7/2026
	4/9/2015	7,234	(4)			31.71	4/9/2025
	10/9/2014	17,396	(4)			16.00	10/9/2024
	3/8/2012	104	(6)			5.07	3/8/2022
John B. Mulleady	4/23/2021							7,250	(12)	255,998
	4/23/2021							7,250	(13)	255,998	2,685	(14)	94,807
	5/6/2020							20,695	(15)	730,740
	5/6/2020							32,676	(16)	1,153,790
	4/11/2019	9,816	(4)	4,907	(5)	51.68	4/11/2029
	4/12/2018	13,020	(4)			41.65	4/12/2028
	4/7/2017							1,675	(18)	59,144
	4/7/2017	9,121	(4)			59.67	4/7/2027
	4/7/2016	14,230	(4)			39.10	4/7/2026
	4/9/2015	14,282	(4)			31.71	4/9/2025
	10/9/2014	29,178	(4)			16.00	10/9/2024
Rob Edmund	4/23/2021							5,793	(12)	204,551
	4/23/2021							5,792	(13)	204,516	2,145	(14)	75,740
	5/6/2020							17,770	(15)	627,459
	5/6/2020							28,056	(16)	990,657
	4/11/2019	7,544	(4)	3,772	(5)	51.68	4/11/2029

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		Option Awards						Stock Awards
Name (a)		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested (R)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
	Grant Date	Exercisable (b)		Unexercisable (c)		(e)	(f)	(g)		(h)(1)	(i)		(j)(2)
Brian A. Jenkins(7)	4/23/2021							28,598	(12)	1,009,795
	4/23/2021							28,598	(13)	1,009,795	10,592	(14)	374,004
	5/6/2020							73,957	(15)	2,611,422
	5/6/2020							116,768	(16)	4,123,078
	4/11/2019	40,947	(4)	20,473	(5)	51.68	4/11/2029
	6/11/2018							16,795	(19)	593,031
	4/12/2018	32,552	(4)			41.65	4/12/2028
	9/7/2017	29,655	(4)			49.59	9/7/2027	2,520	(20)	88,981
	4/7/2017	14,379	(4)			59.67	4/7/2027
	4/7/2016	25,227	(4)			39.10	4/7/2026
	4/9/2015	22,506	(4)			31.71	4/9/2025
Scott Bowman(7)	4/23/2021							7,391	(12)	260,976
	4/23/2021							7,390	(13)	260,941	2,737	(14)	96,643
	5/6/2020							22,856	(15)	807,045
	5/6/2020							36,068	(16)	1,274,197
	5/6/2019							570	(21)	20,127
	5/6/2019	7,806	(4)	3,902	(5)	58.46	5/6/2029

(1)

The market value is equal to number of shares underlying the units, multiplied by the closing market price of the Company’s common stock on Friday, January 28, 2022, the last trading day of the Company’s fiscal year (being $35.31).

(2)

The market value is equal to number of shares underlying the units based on achieving certain performance goals, multiplied by the closing market price of the Company’s common stock on Friday, January 28, 2022, the last trading day of the Company’s fiscal year (being $35.31).

(3)

These options represent vested options granted under the 2014 Stock Incentive Plan; these options were granted to Mr. Sheehan as part of his compensation as an independent Director prior to his appointment as Interim CEO.

(4)	These options represent vested options granted under the 2014 Stock Incentive Plan.

(5)	These options represent unvested options granted under the 2014 Stock Incentive Plan. These options vest on April 11, 2022 (except for Mr. Bowman’s options which vest on May 6, 2022).

(6)	These options represent vested options granted under the 2010 Stock Incentive Plan.

(7)

Messrs. Jenkins and Bowman are grants reflected in this table as of there last day of employment with the Company, November 30, 2021 and December 8, 2021, respectively. Their grants do not reflect any forfeitures of, accelerated vesting of, proration of other adjustments to their holdings as a result of their departure from the Company. See CEO and CFO Transition above and the Fiscal 2021 Option Exercises and Stock Vested table for additional details regarding the actual impact of their departure on these grants.

(8)

This grant represents time-based restricted stock units under the 2014 Stock Incentive Plan (“RSUs”) to Mr. Sheehan for assuming the Interim CEO role. 100% of the RSUs vest on 10/1/2022 or earlier if a permanent CEO is hired.

(9)

This grant represents a target threshold number of performance-based restricted stock units under the 2014 Stock Incentive Plan (“PSUs”) to Mr. Sheehan for assuming the Interim CEO role. PSUs that are earned under the performance conditions vest on 10/1/2022 or earlier if a permanent CEO is hired.

(10)	This grant represents RSUs to Mr. Sheehan as his annual equity compensation as a non-employee Director prior to his appointment as Interim CEO. 100% of the RSUs vest on April 23, 2022.

(11)	This grant represents RSUs to Mr. Quartieri in connection with his joining the Company. These RSUs vest in three equal installments on January 18, 2023, January 18, 2024 and January 18, 2025.

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(12)	This grant represents RSUs under the 2021 Long-Term Incentive Plan (“LTIP”). These RSUs vest in three equal installments on April 23, 2022, April 23, 2023 and April 24, 2024.

(13)	This grant represents the earned number of PSUs under the 2021 LTIP. These earned PSUs vest in three equal installments on April 23, 2022, April 23, 2023 and April 24, 2024.

(14)	This grant represents the target number of performance-based market stock units (“MSUs”) under the 2021 LTIP. MSUs that are earned under the performance conditions vest 100% on April 23, 2024.

(15)	This grant represents RSUs under the 2020 Business Recovery and Transformation Plan. These RSUs vest in two equal installments on May 6, 2022 and May 6, 2023.

(16)	This grant represents earned MSUs under the 2020 Business Recovery and Transformation Plan. These earned MSUs vest in two equal installments on May 6, 2022 and May 6, 2023.

(17)	This grant represents RSUs to Ms. Manning in recognition of her strong performance and contribution to the Company’s success. These RSUs vest 100% on April 7, 2022.

(18)	This grant represents RSUs to Mr. Mulleady in recognition of his strong performance and contribution to the Company’s success. These RSUs vest 100% on April 7, 2022.

(19)	This grant represents RSUs to Mr. Jenkins in connection with his succession to CEO of the Company. These RSUs vest 100% on June 11, 2022.

(20)	This grant represents RSUs to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These RSUs vest 100% on September 7, 2022.

(21)	This grant represents RSUs to Mr. Bowman in connection with his joining the Company. These RSUs vest 100% on May 6, 2022.

Fiscal 2021 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK VESTED
NAME(2)	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting

Kevin M. Sheehan(3)	23,934	$922,539	9,727	$457,072

Margo L. Manning	5,579	$233,927	42,277	$1,870,333

John B. Mulleady	30,000	$838,692	28,362	$1,254,687

Robert W. Edmund			23,731	$1,044,411

Brian A. Jenkins	61,183	$1,751,596	246,037	$9,292,476	(4)

Scott Bowman			30,042	$1,328,457

(1)

The value realized on the exercise of options is equal to the amount per share at which the named executive officer sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options. The value realized on the vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

(2)	Mr. Quartieri is omitted from this table as he did not have any options awards or stock vesting in fiscal 2021.

(3)	Mr. Sheehan’s value is related to equity acquired as part of his board compensation. None of his stock awards for serving as Interim CEO have vested.

(4)	Mr. Jenkins’ amount includes value realized on vesting on last day with the Company (November 30, 2021).

2021 Nonqualified Deferred Compensation

The SERP is a defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of investment options similar in type to our 401(k) plan. As part of the COVID-19 Action Plan announced in April 2020, the Company suspended matches to both the 401(k) and SERP plans. In June 2021, the Compensation Committee voted to reinstate the matches to both the 401(k) and SERP plans. The Company matches 33% of the employee’s contributions, up to the first 6% of salary deferred. Employer contributions to a participant’s account vest in equal portions over the first three years a participant is eligible to participate in the SERP and become immediately vested upon termination of a participant’s

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employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Employer contributions are fully vested after three years of eligibility. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.

The following table shows contributions to each NEO’s deferred compensation account in fiscal 2021 and the aggregate amount of such officer’s deferred compensation as of January 30, 2022.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2)(3) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Fees and Adjustments ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)

Kevin M. Sheehan	—	—	—	—	—

Michael Quartieri	—	—	—	—	—

Margo L. Manning	108,154	6,085	148,600	3,132	1,639,032

John B. Mulleady	—	—	—	—	—

Robert W. Edmund	—	—	—	—	—

Brian A. Jenkins(5)	—	—	80,395	1,288	831,073

Scott Bowman(5)	—	—	4,645	(290)	33,396

(1)	Amounts are included in the “Salary” column of the 2021 Summary Compensation Table.

(2)	Amounts shown are matching contributions pursuant to the deferred compensation plan. These amounts are included in the “All Other Compensation” column of the 2021 Summary Compensation Table.

(3)	No amount reported in this column was reported as compensation to the officer in the 2021 Summary Compensation Table in previous years.

(4)

The portion of these amounts derived from executive contributions made in previous years was included in the “Salary” column of the 2021 Summary Compensation Table in the years when the contributions were made. The portions of these amounts derived from matching contributions made in previous years were included in the “All Other Compensation” column of the 2021 Summary Compensation Table in the years when the executive contributions were made.

(5)	Mr. Jenkins and Mr. Bowman will receive their deferred compensation per the terms of the SERP plan.

Employment Agreements

We have entered into employment agreements with our NEOs to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a one-year non-competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each NEO provides for an initial term of one year, subject to automatic one-year renewals unless terminated earlier by the NEO or us. Under the terms of the employment agreements, each NEO is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by our Board of Directors. Our NEOs are also entitled to participate in the Executive Incentive Plan, the 2014 Stock Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. NEOs also receive an annual perquisite allowance. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us.

Potential Payments Upon Termination or Change of Control

The following is a discussion of the rights of the NEOs under the 2010 Stock Incentive Plan, the 2014 Stock Incentive Plan and the employment agreements with the NEOs following a termination of employment or change of control.

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Payments pursuant to 2010 Stock Incentive Plan

Pursuant to the 2010 Stock Incentive Plan, certain vested stock options shall terminate on the earliest of (a) the day on which the executive officer is no longer employed by us due to the termination of such employment for cause, (b) the thirty-first day following the date the executive officer is no longer employed by us due to the termination of such employment upon notice to us by the executive officer without good reason having been shown, (c) the 366th day following the date the executive officer is no longer employed by us by reason of death, disability, or due to the termination of such employment (i) by the executive officer for good reason having been shown or (ii) by us for reason other than for cause, or (d) the tenth anniversary of the date of grant. All options that are not vested and exercisable on the date of termination of employment shall immediately terminate and expire on such termination date. Following the adoption of the 2014 Stock Incentive Plan, no further grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, or cash-based awards will be made pursuant to the 2010 Stock Incentive Plan.

Payments pursuant to 2014 Stock Incentive Plan

The following tables address grants under the 2014 Stock Incentive Plan.

Stock Options

Reason for Termination	Unvested	Vested
Fiscal 2020 & prior grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Continued vesting per grant terms	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term

Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Immediate vesting upon termination	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term

(1)	Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.

(2)

Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company. If all Stock Options and the Plan are terminated as part of the change in control of the Company, the above is not applicable.

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Performance Based RSUs and Cash, RSUs & MSUs

Reason for Termination	Performance Based RSUs and Performance Cash	Time Based RSUs	MSUs
Fiscal 2020 & prior grants
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
Death or disability	Settlement based on actual performance for full performance period notwithstanding termination of service	Settlement prorated for term of service between grant date and death or disability(3)(4)	Settlement based on actual performance for full performance period notwithstanding termination of service
Retirement(1)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Immediate forfeiture of unvested RSUs(5)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Change in control(2)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between grant date and termination of service(3)	Settlement based on performance as of change in control for full performance period notwithstanding termination of service
Any other reason	Immediate forfeiture	Immediate forfeiture of unvested RSUs(3)(5)	Immediate vesting and settlement

Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
Death or disability	Immediate vesting and settlement based on target performance for full performance period notwithstanding termination of service	Immediate vesting and settlement	Settlement based on target performance for full performance period, if prior to end of full performance period, notwithstanding termination of service
Retirement(1)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Continued vesting per grant terms	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Change in control(2)	Convert to time-based RSUs based on target performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule	Immediate vesting upon termination	Convert to time-based RSUs based on actual performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule
Any other reason	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between grant date and termination of service	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period

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(1)	Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.

(2)	Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company.

(3)

Mr. Jenkins received a grant of time-based shares fiscal 2018. Under the terms of his award agreement, he is entitled to full settlement in the event of death or disability (notwithstanding termination of service), full settlement in the event of a change in control termination of service (notwithstanding termination of service), and a prorated settlement based on term of service between grant date and termination date of service in the event of a termination of service without cause or for good reason (notwithstanding termination of service).

(4)	For Time-Based RSUs granted in fiscal 2020, RSUs immediately vest upon death or disability or termination of service (as applicable).

(5)	For Time-Based RSUs granted in fiscal 2020, settlement is prorated for term of service between grant date and termination of service.

If there is a change of control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of the award and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).

Under the 2014 Stock Incentive Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.

Payments pursuant to Employment Agreements

Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. Currently, only Messrs. Jenkins and Bowman and Ms. Manning have made contributions to a deferred compensation account as more particularly described above under 2021 Non-Qualified Deferred Compensation. Messrs. Jenkins and Bowman will receive their contributions in accordance with SERP following their departures in fiscal 2021.

Resignation. If an executive officer resigns from employment with us, including for the purpose of retirement, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination. Notwithstanding the foregoing, the Company may, at its sole option, elect to provide payments and other severance benefits described below under Involuntary Termination Not for Cause and the officer shall execute a release of the Company.

Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of severance pay at such officer’s then-current base salary (24 months of severance pay for Mr. Jenkins at his then current base salary plus his target bonus), the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year (this amount is not applicable to Mr. Jenkins), 12 months continuation of such officer’s perquisite allowance, and monthly payments for a period of 12 months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.

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Termination for Good Reason – No Change in Control. In the event the officer chooses to terminate his or her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under Involuntary Termination Not for Cause.

Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under Involuntary Termination Not for Cause. However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

Information concerning the potential payments upon a termination of employment or change of control is set forth in tabular form below for each current NEO. Information is provided as if the termination, death, disability or change of control (as defined in the 2014 Stock Incentive Plan) and certain other liquidity events had occurred as of January 30, 2022 (the last day of fiscal 2021). For purposes of the table, we have assumed the termination occurred immediately following the end of the fiscal year.

Name	Benefit	Voluntary Resignation ($)	Retired ($)(1)	Involuntary Termination W/Out Cause($)	Termination With Cause($)		Termination For Good Reason – No Change in Control($)	Death/ Disability ($)	Change in Control ($)(2)
Kevin M. Sheehan	Salary	—	—	—	—		—	—	—
	Bonus	233,538	233,538	233,538	—		233,538	233,538	—
	Perquisite Allowance	—	—	—	—		—	—	—
	H & W Benefits	—	—	—	—		—	—	—
	Equity(3)	95,662	95,662	1,127,568	—		95,662	2,415,317	2,437,960
Michael Quartieri	Salary	—	—	500,000	—		500,000	500,000	—
	Bonus	—	—	—	—		—	—	—
	Perquisite Allowance	—	—	25,000	—		25,000	25,000	—
	H & W Benefits	—	—	23,138	—		23,138	23,138	—
	Equity(3)	—	—	3,288	—		—	299,994	299,994
Margo L. Manning(4)	Salary	—	—	520,000	—		520,000	520,000	—
	Bonus	186,316	186,316	186,316	—	(5)	186,316	186,316	—
	Perquisite Allowance	—	—	25,000	—		25,000	25,000	—
	H & W Benefits	—	—	23,989	—		23,989	23,989	—
	Equity(3)	365,104	365,104	3,386,056	—		365,104	4,164,181	4,135,083
John B. Mulleady	Salary	—	—	425,000	—		425,000	425,000	—
	Bonus	114,208	114,208	114,208	—	(5)	114,208	114,208	—
	Perquisite Allowance	—	—	25,000	—		25,000	25,000	—
	H & W Benefits	—	—	16,494	—		16,494	16,494	—
	Equity(3)	614,842	614,842	2,650,666	—		614,842	3,163,149	3,143,815
Robert W. Edmund	Salary	—	—	420,500	—		420,500	—
	Bonus	112,999	112,999	112,999	—	(5)	112,999	112,999	—
	Perquisite Allowance	—	—	25,000	—		25,000	25,000	—
	H & W Benefits	—	—	23,138	—		23,138	23,138	—
	Equity(3)	—	—	1,738,993	—		—	2,102,922	2,087,477

(1)	Mr. Sheehan is eligible for retirement and Messrs. Edmund, Mulleady and Quartieri and Ms. Manning are not eligible for retirement.
(2)

Under the terms of their employment agreements, a change-in-control event is not specifically called out; as such any termination following a change-in-control will be evaluated of under the other termination scenarios (e.g. involuntary without cause, good reason).

(3)

Equity is comprised of outstanding stock awards and stock options. See the Outstanding Standing Equity Awards at Fiscal Year-End 2021 table above for details on each of the stock awards and options for each of the above persons. Equity values

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are the gross proceeds as if the equity was sold on the last business day of the fiscal year at the closing price ($35.31) without any deduction for taxes withheld.

(4)	Ms. Manning’s deferred compensation is outlined above under 2021 Non-Qualified Deferred Compensation.

(5)

If termination with cause is for any reason other than theft, conviction or plea of felony, or any other reckless or willful misconduct materially and adversely affecting the Company’s reputation, the employee will receive payment of any earned, but unpaid annual bonuses from the previous fiscal year.

Messrs. Jenkins and Bowman are NEOs for fiscal 2021 due to their roles as our former CEO and CFO, respectively. Since both departed the Company prior to the end of the fiscal year, we have set forth in a table below the actual cash sums or values of stock awards each received as a result of their departure. See discussion of their departure above under CEO and CFO Transition and see the 2021 Non-Qualified Deferred Compensation for discussion of their deferred compensation.

Name	Benefit	Voluntary Resignation ($)	Termination W/Out Cause/ Retired($)	Termination With Cause($)	Termination for Good Reason($)	Death/ Disability ($)	Change in Control ($)
Brian A. Jenkins	Salary		1,560,000
	Bonus		1,560,000
	Perquisite Allowance		30,000
	H & W Benefits		15,697
	Equity		8,324,042
Scott Bowman	Salary	—
	Bonus	—
	Perquisite Allowance	—
	H & W Benefits	—
	Equity	—

Equity Compensation Plan Information

The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the 2010 Stock Incentive Plan and the 2014 Stock Incentive Plan as of January 30, 2022:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2010 Stock Incentive Plan	73,554		$8.33		—
2014 Stock Incentive Plan	1,856,178	(1)	$42.50	(2)	3,623,429

Total plans	1,929,732		$40.00	(2)	3,623,429

(1)

Includes 88,492 performance-based restricted stock units and 335,188 market stock units. Assumes 108,062 shares issued upon vesting at 100% of target number of units and 315,168 issued upon vesting at 200% of target number of units. Actual number of shares issued on vesting of performance units could be a minimum award level of 50% for performance-based restricted stock units and 0% for market stock units to a maximum award level of 200% of target, but for performance-based restricted stock units, zero payout is possible if threshold measures are not met. The award level for performance-based restricted stock units is based on actual performance over the three-year vesting period compared to target performance. The award level for market stock units is based on actual performance over a one-year performance period and three-year vesting period.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

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TRANSACTIONS WITH RELATED PERSONS

We have a Related Party Transaction Policy that provides for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy is administered by our Audit Committee.

The Related Party Transaction Policy also supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us; (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.

In fiscal 2021, the Company and its officers and directors did not engage in any reportable related party transactions nor were any waivers granted on conflicts of interest.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the fiscal year ended January 30, 2022. We have also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Atish Shah, Chair
Hamish A. Dodds
Michael J. Griffith
April 13, 2022

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. During fiscal 2021, the Company believes that all reports were timely filed by its directors and executive officers except for the following filings: On June 8, 2021, Form 4/A’s were filed to correct an omission of shares acquired from a Form 4 filed on May 10, 2021 for a transaction occurring on May 6, 2021 for Messrs. Bachus, Bowman, Coleman, Edmund, Hurtado, Jenkins, Metzinger, and Mulleady and Ms. Manning; on July 2, 2021, a Form 4 was filed to note tax withholding of certain shares of Mr. Jenkins on June 14, 2021; Form 4’s were filed on October 1, 2021 to correct the improper characterization of performance criteria on certain market stock unit grants on April 23, 2021 for Messrs. Bachus, Bowman, Coleman, Edmund, Hurtado, Jenkins, Metzinger, and Mulleady and Ms. Manning; and Form 4/A’s were filed to correct a clerical error resulting in the coding of a grant as “A” in lieu of “M” for a Form 4 files on May 10, 2021 for a transaction occurring on May 6, 2021 for Messrs. Bachus, Bowman, Coleman, Edmund, Hurtado, Jenkins, Metzinger, and Mulleady and Ms. Manning.

SHAREHOLDER PROPOSALS

Shareholder proposals, including director nominees, for inclusion in the Company’s Proxy Statement and a form of proxy relating to the Company’s 2023 annual meeting of shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on January 4, 2023, assuming the Company does not change the date of the 2022 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws (current copies of the Company’s bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC) and be submitted in writing to the Secretary at the principal executive offices.

In addition, to properly bring any shareholders proposals, including director nominees, at the Company’s 2023 annual meeting of shareholders, shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 18, 2023, and not earlier than the close of business on February 16, 2023, assuming the Company does not change the date of the 2022 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any written notice so submitted must comply as to form and substance with the other provisions of the Company’s bylaws and must be submitted in writing to the Secretary at the principal executive offices.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As daily business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Whether or not you expect to attend the meeting, please vote via the Internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We will provide, without charge, on the written request of any shareholder, a copy of our 2021 Annual Report on Form 10-K and Proxy Statement. Shareholders should direct such requests to the Company’s Corporate Secretary at 1221 S. Belt Line Road, #500, Coppell, Texas 75019. Our SEC filings are available to the public in the SEC’s website at www.sec.gov or at www.daveandbusters.com. Our 2021 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

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DAVE & BUSTER’S ENTERTAINMENT, INC.

PROXY STATEMENT

FAQ’S ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

Our Board of Directors is soliciting this proxy for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on June 16, 2022, at 8:30 a.m. Central Daylight Time. We posted this Proxy Statement and the accompanying proxy on or about May 4, 2022, to our website at www.daveandbusters.com, and mailed notice on or about May 4, 2022 to all shareholders entitled to vote at the Annual Meeting.

Why are you holding the Annual Meeting virtually?

Based on the success we had in holding the 2020 Annual Meeting of Shareholders, the Board determined to continue that practice. In doing so, we are able to take advantage of the latest technology to conduct the Annual Meeting virtually while taking into the consideration the health and safety of our shareholders, board members, management and invited guests to the Annual Meeting. By conducting our Annual Meeting virtually, we also eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from a broader geographic scope and improve our ability to communicate more effectively with our stockholders during the meeting. We will evaluate the success of the Annual Meeting in considering whether to continue to conduct the meeting virtually in the future.

How do I participate and vote my shares in a virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to listen to the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MMVDA2Y. You also will be able to vote your shares online by joining the Annual Meeting online.

To register for and participate in the Annual Meeting, you will need to review the information and instructions included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, including the control number.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 8:30 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. You will need to access the meeting through www.meetnow.global/MMVDA2Y.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet and follow the instructions below.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Dave & Buster’s Entertainment, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m.,

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Eastern Time, on June 10, 2022. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy,

to legalproxy@computershare.com

By mail:

Computershare

Dave & Buster’s Entertainment, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Can a guest participate in the meeting?

Only holders of record of our common stock at the close of business on April 22, 2022, which is the record date, will be entitled to participate and vote at the Annual Meeting. Guests may listen to the online webcast of the Annual Meeting at www.meetnow.global/MMVDA2Y Guests will not be allowed to vote or submit questions.

Who is allowed to vote?

Only holders of record of our common stock at the close of business on April 22, 2022, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 22, 2022, we had 48,659,578 shares of common stock outstanding and entitled to vote.

How many votes do I have?

Holders of the Company’s common stock are entitled to one vote for each share held as of the record date, April 22, 2022.

What constitutes a quorum?

A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	Elect seven (7) directors (Pages 7-11);

•	Vote on ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2022 Fiscal Year (Page 12);

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•	Cast an advisory vote on executive compensation (Page 13); and

•	Cast an advisory vote on the frequency of future advisory votes on executive compensation (Page 14); and

•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

What vote is required to approve each proposal?

– Proposal No. 1 – Election of Directors:

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, participating online during the meeting or represented by proxy, is required to elect each of the seven (7) nominees for director. Abstentions and broker non-votes will have no effect on Proposal No. 1.

– Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

Ratification requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.

– Proposal No. 3 – Advisory Vote on Executive Compensation:

The approval, in an advisory, non-binding vote, requires the affirmative vote of the holders of a majority in voting power of stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

– Proposal No. 4 – Advisory Vote the Frequency of Future Advisory Votes on Executive Compensation:

The advisory, non-binding vote, requires the affirmative vote of the holders in voting power of stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy to vote for one-, two- or three-year frequency for future advisory votes. Abstentions will count the same as votes against Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.

How do I vote my shares if I am the registered holder?

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the envelope enclosed with the paper copies of the proxy materials, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal; in the case of the election of directors, as a vote “for” election to the Board of all nominees presented by the Board; or in the case of the frequency of future advisory votes on executive compensation, as a vote “for” one-year frequency.

How do I vote my shares if they are held in “street name”?

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares; this is commonly referred to as holding shares in “street name”. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, The NASDAQ Stock Market LLC (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the

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appointment of the independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

What happens if not enough votes are received in time?

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chair of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

How do you know I voted over the telephone or internet?

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Does it cost to vote over the telephone or internet?

Shareholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the shareholder.

Who pays for the solicitation of proxies and how are they solicited?

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

May I revoke my proxy?

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by (a) a subsequent proxy that is submitted via telephone or Internet no later than 1:00 a.m., Central Daylight Time, on June 16, 2022, (b) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or (c) participating on-line during the Annual Meeting and voting. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.

You should be aware that simply attending the meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Dave & Buster’s representative at the Annual Meeting of your desire to revoke your proxy and then you must vote online during the Annual Meeting.

What is householding?

We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019; Attn: Investor

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Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Shareholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

May I receive paper copies of the proxy materials?

Beginning on May 4, 2022, we mailed notice to all shareholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us at the email address and mailing address provided above.

How will my proxy get voted?

If you vote over the phone or the internet or properly fill in and return a paper proxy card (if requested), the designated proxies (Kevin M. Sheehan and Robert W. Edmund) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors as follows:

FOR election of all nine nominees for director;

FOR ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2022;

FOR approval, in an advisory, non-binding vote, of the compensation of our named executive officers; and

FOR in an advisory, non-binding vote, a one-year frequency for future advisor votes on executive compensation.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Computershare, to be our inspector of elections, be responsible for determining whether a quorum is present, and tabulate votes casted by proxy or online during the Annual Meeting.

Where can I find the final voting results of the Annual Meeting?

We will announce general voting results at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for questions, or requiring questions to be submitted in writing.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 4, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless otherwise indicated in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and the date of the Annual Meeting.

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002CSNCE9F

DAVE & BUSTER’S VOTE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 1 YEAR on Proposal 4. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - James P. Chambers 02 - Hamish A. Dodds 03 - Michael J. Griffith 04 - Gail Mandel 05 - Atish Shah 06 - Kevin M. Sheehan 07 - Jennifer Storms For Against Abstain For Against Abstain 2. Ratification of Appointment of Independent Registered Public Accounting Firm 3. Advisory Approval of Executive Compensation 1 Year 2 Years 3 Years Abstain 4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 1 U P X 5 4 0 6 9 4 03MRFE

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – Dave & Buster’s Entertainment, Inc. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – June 16, 2022 Kevin M. Sheehan and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 16, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Seven Directors, FOR the Ratification of Appointment of Independent Registered Public Accounting Firm, FOR the Advisory Approval of Executive Compensation, and FOR one-year on the Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

DAVE & BUSTER’S VOTE 000004 ENDORSEMENT LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/play or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/play Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 1 YEAR on Proposal 4. 1. Election of Directors: For Against Abstain 01 - James P. Chambers 04 - Gail Mandel 07 - Jennifer Storms For Against Abstain 02 - Hamish A. Dodds 05 - Atish Shah For Against Abstain 03 - Michael J. Griffith 06 - Kevin M. Sheehan 2. Ratification of Appointment of Independent Registered Public Accounting Firm For Against Abstain 3. Advisory Approval of Executive Compensation For Against Abstain 4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation 1 Year 2 Years 3 Years Abstain B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. C 1234567890 JNT 1 UPX 540694 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03MREE

2022 Annual Meeting of Dave & Buster’s Entertainment, Inc.’s Shareholders The 2022 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. will be held on June 16, 2022 at 8:30 a.m., CT, virtually via the internet at www.meetnow.global/MMVDA2Y. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/play Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/play IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – Dave & Buster’s Entertainment, Inc. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – June 16, 2022 Kevin M. Sheehan and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 16, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Seven Directors, FOR the Ratification of Appointment of Independent Registered Public Accounting Firm, FOR the Advisory Approval of Executive Compensation, and FOR one-year on the Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.